AGREEMENT TO AMEND AND RESTATE


      AGREEMENT TO AMEND AND RESTATE (this "Agreement"), dated as of June 2, 1995, by and among Production Operators, Inc., a Florida Corporation (the "Company"), the signatory Banks hereto (each a "Bank" and, collectively, the "Banks") and The Bank of New York ("BNY"), as agent for the Banks (in such capacity, the "Agent"), to amend and restate the Amended and Restated Credit Agreement, dated as of January 14, 1991, by and among the Company, the Banks and the Agent, as amended (as so amended, the "Existing Credit Agreement").

                               RECITALS
      A. Capitalized terms used herein that are not defined herein and that are defined in the Existing Credit Agreement shall have the meanings therein set forth.

      B. Pursuant to the Existing Credit Agreement, the Banks made Loans to the Company which Loans are, immediately prior to the Effective Date (as defined below), in an aggregate unpaid principal amount equal to $20,000,000 (the "Existing Loans").

      C. Upon the Effective Date (as defined below), the Company will borrow Loans under the Amended Agreement (as defined below) in an amount equal to the Existing Loans and will prepay the Existing Loans in full.

      D. The Amended Agreement (as defined below) provides, among other things, for the extension by the Banks of additional credit to the Company.

      In consideration of the Recitals and the covenants, conditions and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Amended Agreement. On the date hereof, the Company, the Banks and the Agent shall each execute and deliver to the other an amendment to, and restatement of, the Existing Credit Agreement in the form annexed hereto as Attachment A (as so amended and restated, the "Amended Agreement").

      2. Conditions Precedent. Once executed and delivered pursuant to paragraph 1 hereof, the Amended Agreement shall not become effective (and the Existing Credit Agreement shall continue to be effective), until such time (the "Effective Date") as all of the following conditions precedent shall have been fulfilled or waived in writing by the Agent and the Banks in their sole discretion:
          (a) The Agent shall have received, with sufficient copies for each of the Banks, a certificate, dated as of the Effective Date, of the Secretary or an Assistant Secretary of the Company
  (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent and to Special Counsel) taken by the Company to authorize this Agreement, the Amended Agreement and the Notes (as defined below) and the borrowings thereunder (collectively, the "Amendment Documents"), (ii) attaching a true and complete copy of the Certificate of Incorporation and the By-Laws of the Company, (iii) setting forth the incumbency of the officer or officers of the Company who may sign the Amendment Documents, including therein a signature specimen of such officer or officers, and (iv) attaching a certificate of the Secretary of State of the State of Florida as to the good standing of, and the payment of franchise taxes by, the Company.
          (b) The Agent shall have received one original promissory note for each Bank, duly executed by an authorized officer of the Company, substantially in the form of Exhibit B to the Amended Agreement (collectively, the "Notes").
          (c) The Agent shall have received from Special Counsel an opinion addressed to the Banks and to the Agent, dated the Effective Date, substantially in the form of Exhibit A to this Agreement.
          (d) The Agent shall have received an opinion of Alsup, Bevis & Petty, counsel to the Company, addressed to the Banks and to the Agent, dated the Effective Date, substantially in the form of Exhibit B to this Agreement.
          (e) The Agent shall have received payment of a closing fee, for the pro rata account of the Banks according to the Aggregate Commitments (as defined in the Amended Agreement), in the amount of $50,000.
          (f) The Agent shall have received payment of its fee, for its services under the Amended Agreement, in an amount previously agreed to in writing between the Company and the Agent.
          (g) The fees and disbursements of Special Counsel incurred in connection with the preparation, negotiation and closing of the Amendment Documents, and in connection with all legal matters incident thereto, shall have been paid in full.
          (h) The Agent shall have received a Borrowing Request, dated the Effective Date, substantially in the form of Exhibit D to the Amended Agreement.
          (i) The Agent shall have received payment of all accrued interest and fees owed under the Existing Agreement.
          (j) The Intercompany Debt (as defined in the Amended Agreement) shall be subordinated to the obligations of the Company under the Amended Agreement and under the Notes, and such subordination shall be satisfactory in form and substance to the Agent, the Required Banks and Special Counsel.
          (k) All legal matters incident to the Amendment Documents and the transactions contemplated thereby shall be satisfactory to Special Counsel and counsel for each Bank.

          3. Loans. On the Effective Date, the Company shall borrow Loans under the Amended Agreement in an amount sufficient to enable the Company to prepay the Existing Loans in full, and the Company shall prepay the Existing Loans in full in compliance with paragraph 2.4 of the Existing Credit Agreement (the "Prepayment"). Notwithstanding anything contained to the contrary in paragraph 4.4 of the Existing Credit Agreement, the Banks waive their rights under such paragraph to be indemnified for any breakage costs solely in connection with the Prepayment.

          4. Commitments. The Banks hereby acknowledge that the Amended Agreement increases each Bank's Commitment as set forth on Exhibit A to the Amended Agreement.

          5. Reaffirmation. The Company hereby (a) reaffirms and admits the validity and enforceability of the Existing Credit Agreement and the Notes (as defined therein), and all of its obligations thereunder, (b) agrees and admits that it has no claims against, or defenses to or offsets against any of its obligations to, the Agent or any Bank under the Existing Credit Agreement and the Notes (as defined therein), and (c) represents and warrants that there exists no Event of Default (as defined therein).

          6. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute one Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party against which enforcement is sought.

          7. Governing Law. This Agreement shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.


          The parties hereto have caused this Agreement to Amend and Restate to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        PRODUCTION OPERATORS, INC.

                                        By:  /s/ William S. Robinson, Jr.
                                        Name: William S. Robinson, Jr.
                                        Title: Treasurer and CFO


                                        THE BANK OF NEW YORK,
                                        individually and as Agent

                                        By:  /s/ Raymond J. Palmer
                                        Name:  Raymond J. Palmer
                                        Title: Vice President


                                        THE FIRST NATIONAL BANK
                                        OF CHICAGO

                                        By:  /s/ Helen A. Carr
                                        Name:  Helen A. Carr
                                        Title: Attorney-in-Fact


     Production Operators Corp ("POC") hereby acknowledges the foregoing Agreement, and reaffirms and admits the validity and enforceability of the Subordination Agreement, dated as of January 14, 1991, by and among POC, the Company and the Agent, as amended.


  PRODUCTION OPERATORS CORP.

  By:  /s/ William S. Robinson, Jr.
  Name:   William S. Robinson, Jr.
  Title:  Treasurer and CFO






                                ATTACHMENT A
                   TO THE AGREEMENT TO AMEND AND RESTATE




               SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               by and among

                        PRODUCTION OPERATORS, INC.,


                        the signatory BANKS hereto
                                    and

                           THE BANK OF NEW YORK,

                                 as AGENT



                                $50,000,000



                         Dated as of June 2, 1995





  THIS ATTACHMENT A IS THE SAME AS THE FOLLOWING DOCUMENT, THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT, AND IS ONLY BEING FILED ONCE IN THIS EXHIBIT.




                                 EXHIBIT A
                   TO THE AGREEMENT TO AMEND AND RESTATE

                    FORM OF OPINION OF SPECIAL COUNSEL

                                             [Effective Date]


  TO THE PARTIES LISTED IN   SCHEDULE A ATTACHED HERETO

     Re: Second Amended and Restated Credit Agreement, dated as of June 2, 1995, by and among Production Operators, Inc., the signatory Banks thereto and The Bank of New York, as Agent (the "Credit Agreement").


     We have acted as Special Counsel in connection with the Credit Agreement. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meanings as therein defined, unless the context hereof otherwise requires.

     We have examined originals or copies certified to our satisfaction of the documents required to be delivered pursuant to the provisions of paragraph 2 of the Agreement to Amend and Restate and paragraphs 7 and 8 of the Credit Agreement. In conducting such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.
     Based upon the foregoing examination and relying, with your permission, upon the opinion of Alsup, Bevis & Petty, counsel to the Company, dated the date hereof and without making any independent investigation with respect thereto and upon the representations and warranties of the Company contained in the Credit Agreement as to factual matters, and, in the case of the Loans made under the Credit Agreement, subject to the statements of the Company required by the Credit Agreement as to the purpose of such Loans, we are of the opinion that:

          1. All legal conditions precedent to the making of the first Loans under the Credit Agreement have been satisfactorily met.

          2. Assuming the due authorization, execution and delivery thereof by the respective parties thereto, the Agreement to Amend and Restate and the Credit Agreement constitute, and upon the due execution and delivery thereof pursuant to the Credit Agreement for value received, and based upon existing law, the Notes will constitute, the valid and legally binding obligations of the parties thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.
     In rendering the foregoing opinion, we express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.

                                     Very truly yours,




                                     EMMET, MARVIN & MARTIN, LLP





                                SCHEDULE A

  The Bank of New York, individually and as Agent

  The First National Bank of Chicago



                                 EXHIBIT B
                   TO THE AGREEMENT TO AMEND AND RESTATE
                 Form of Opinion of Counsel to the Company


                                        (Effective Date)



  The Bank of New York, individually
     and as Agent
  The First National Bank of Chicago
  c/o The Bank of New York
  1 Wall Street
  New York, NY 10286

  Gentlemen:

     This opinion is being delivered to you pursuant to paragraph 2(d) of that certain Agreement to Amend and Restate (the "Agreement to Amend"), dated as of June 2, 1995, among Production Operators, Inc., a Florida corporation ("POI"), the banks named above (the "Banks"), and The Bank of New York, as Agent for the Banks. Terms defined in the Credit Agreement (as herein defined) are used herein as therein defined unless otherwise defined herein.

     We have acted as special counsel to POI in connection with the Agreement to Amend and the Second Amended and Restated Credit
  Agreement, dated as of June 2, 1995, among POI, the Banks and the Agent (the "Credit Agreement"). In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

     (1) A draft of the Credit Agreement and the form of Note annexed thereto as Exhibit B (the "Note") and a draft of the Agreement to Amend;

     (2)  The Certificate of Incorporation, as amended, of POI;

     (3)  The bylaws, as amended, of POI;

     (4) Resolutions adopted by the Board of Directors of POI authorizing the execution and delivery of the Agreement to Amend, the Credit Agreement and the Notes and the borrowings under the Credit Agreement and the Notes;

     (5) Certificates issued by the appropriate officials of the State of Florida as to the good standing of POI in its jurisdiction of incorporation and certificates of various state officials as to the qualification of POI to do business and the good standing of POI in such states;

     (6) Such indentures, agreements, judgments, orders and other documents of POI as were certified to us by an officer of POI as being material; and

     (7) Such other documents, agreements and certificates as we have deemed necessary for purposes hereof.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. In addition, we have assumed that the Agreement to Amend, the Credit Agreement and the Notes as executed and delivered by POI will conform in all material respects to the drafts thereof reviewed by us. As to any facts material to this opinion, we have relied, to the extent we have deemed reliance proper, upon the representations made by POI in the Credit Agreement, certificates of public officials and certificates, and oaths and declarations of officers or other representatives of POI, and have not examined any public records other than the certificates issued by state officials referred to above.

     The opinions expressed below are subject to the qualifications that
  (i) we have assumed the due corporate existence of each of the Banks and the power and legal right and authority of each of the Banks to authorize the Agent to enter into, execute and perform the Agreement to Amend and the Credit Agreement and of the Banks to make the Loans under the Credit Agreement and that each of the Agreement to Amend and the Credit Agreement has been duly and validly authorized, executed and delivered by the Agent and, accordingly, constitutes the valid and binding obligation of the Banks enforceable in accordance with its terms; and (ii) the enforceability of the Agreement to Amend, the Credit Agreement and the Notes are subject to limitations imposed by
  (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the rights of creditors generally and (B) generally applicable rules of law and principles of equity with respect to the availability of particular remedies.

     In giving the opinions set forth below, we express no opinion with respect to the laws of any jurisdiction other than the United States of America, the corporate laws of the State of Florida and the laws of the State of Texas. We note for your information that the Agreement to Amend, the Credit Agreement and the Notes provide that they are to be governed by the laws of the State of New York.

     Based upon the foregoing, and subject in all respects to the qualifications herein set forth, we are of the opinion that:

     1. POI is a corporation validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own its Property and to carry on its business as now conducted. POI is in good standing and duly qualified to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, Property, operations or condition, financial or otherwise, of POI.

     2. POI has full power and authority to enter into, execute, deliver and carry out the terms of the Agreement to Amend and the Credit Agreement, to make the borrowings contemplated by the Credit Agreement, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for therein, all of which have been fully authorized by all proper and necessary corporate action and is in full compliance with its Certificate of Incorporation and bylaws. No consent or approval of, or exemption by, the shareholders of POI, any Governmental Body or any other Person (except for those which have been obtained, made or given prior to the making of the Loans) is required to authorize or is required in connection with the execution, delivery and performance of the Agreement to Amend, the Credit Agreement or the Notes, or is required as a condition to the validity or enforceability of the Agreement to Amend, the Credit Agreement or the Notes.

     3. Each of the Agreement to Amend and the Credit Agreement constitutes, and the Notes, when issued and delivered by duly authorized officers of POI for value received, will constitute, the valid and legally binding obligations of POI, enforceable against POI in accordance with their respective terms; provided, however, we express no opinion as to the choice of law provisions contained therein.

     4. Insofar as we know after due inquiry, with the exception of those matters, if any, set forth in the annual financial statements of POI as at September 30, 1994 and for the period then ended, or as may be disclosed in writing to you, there are no actions, suits or arbitration proceedings pending, or threatened, against POI or maintained by POI at law or in equity before any Governmental Body which might result in a material adverse change in the financial condition, operations or Property of POI. Insofar as we know after due inquiry, there are no proceedings pending or threatened against POI or POC which call into question the validity or enforceability of the Agreement to Amend, the Credit Agreement or the Notes.

     5. No provision of the Certificate of Incorporation, bylaws or preferred stock of POI or any of its Subsidiaries, and no provision of any existing statute (including, without limitation, any applicable usury law), rule or regulation known to us, or mortgage, indenture, contract, agreement, judgment, decree or order binding on POI or any of its Subsidiaries and identified to us as material by POI or any of its Subsidiaries, would in any way prevent the execution, delivery or carrying out of the terms of the Agreement to Amend, the Credit Agreement and the Notes and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien not permitted by paragraph 10.3 of the Credit Agreement upon the Property of POI pursuant to the terms of any such mortgage, indenture, contract or agreement. Based solely on the representations of officers of POI, POI is in compliance with the financial tests contained in the covenants and restrictions in agreements and instruments applicable to them.

     6. Insofar as we know after due inquiry, neither POI nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body applicable to POI or any of its Subsidiaries which default would have a material adverse effect on the financial condition, operations or Property of POI or any Subsidiary. Insofar as we know after due inquiry, POI and each Subsidiary are complying in all material respects with all applicable material statutes and regulations known to us of all Governmental Bodies, including ERISA, if applicable, a violation of which would have a material adverse effect on the financial condition, operations or Property of POI or any Subsidiary.

     7. Insofar as we know after due inquiry, neither POI nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended or supplemented, and if used in accordance with paragraph
  2.6 of the Credit Agreement, no part of the proceeds of the Loans will be used directly or indirectly (i) to purchase or carry any such margin stock, (ii) to extend credit to others for the purpose of purchasing or carrying any such margin stock, (iii) for a purpose which violates or is inconsistent with the provisions of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended, or (iv) for a purpose which violates any other applicable, material law, rule or regulation of any Governmental Body.

     8. Insofar as we know after due inquiry, each Plan, including each Multiemployer Plan, established or maintained by POI, any of its Subsidiaries or POC is in material compliance with the applicable provisions of ERISA and the Code, and POI, each Subsidiary and POC have filed all reports required to be filed with respect to each such Plan by ERISA and the Code. Insofar as we know after due inquiry, POI, each Subsidiary and POC have met all requirements with respect to funding the Plans, including each Multiemployer Plan, imposed by ERISA or the Code. Insofar as we know after due inquiry, neither POI, its Subsidiaries nor POC has any Plan under which the actuarial value of the Plan's benefits exceeds the value of the Plan's assets allocable to such benefits as of September 30, 1994. Insofar as we know after due inquiry, since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Plan or Multiemployer Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Property of POI, any of its Subsidiaries or POC, and, since the effective date of ERISA, no Reportable Event which may constitute grounds for the termination of any Plan or Multiemployer Plan has occurred and no Plan or Multiemployer Plan has been terminated in whole or in part.

     9. Neither POI nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and neither POI nor any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Credit Agreement and the Notes, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     10. Insofar as we know after due inquiry, except as disclosed in writing to the Agent and the Banks, neither POI nor any Subsidiary (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, Property, operations or conditions (financial or otherwise) of POI or any Subsidiary (for purposes of this opinion only, a "Material Adverse Effect") arising in connection with: (a) any noncompliance with or violation of the requirements of any applicable federal, state or local environmental health and safety statutes and regulations or (b) the release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment, (ii) has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which POI or any Subsidiary is or may be liable which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that POI or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. (CERCLA") or any analogous state law for which POI or any Subsidiary is or may be liable which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Insofar as we know after due inquiry, POI and each Subsidiary is in compliance in all material respects with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.

     This opinion is delivered to you solely in connection with the execution and delivery of the Agreement to Amend,, the Credit
  Agreement and the Notes and is to be relied upon only by you in such connection and by no one else nor by you for any other purpose.

                                     Very truly yours,


                                     ALSUP, BEVIS & PETTY



               SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                               by and among


                        PRODUCTION OPERATORS, INC.,

                        the signatory BANKS hereto

                                    and

                           THE BANK OF NEW YORK,

                                 as AGENT




                                $50,000,000


                         Dated as of June 2, 1995




     SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 2, 1995 (as the same may be amended, modified or supplemented from time to time, the "Agreement") by and among PRODUCTION OPERATORS, INC., a Florida corporation (the "Company"), the signatory BANKS thereto (each a "Bank" and, collectively, the "Banks") and THE BANK OF NEW YORK, as AGENT for the Banks (in such capacity, the "Agent").

  RECITALS

     I. The Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement, dated as of January 14, 1991 (as amended, the "Existing Credit Agreement").

     II. The Company, the Banks and the Agent desire to amend and restate the Existing Credit Agreement in its entirety, to, among other things, increase the Aggregate Commitments (defined below). For convenience, this Agreement is dated as of June 2, 1995, and refer-ences to certain matters relating to the period prior to the date hereof have been deleted.

  1. DEFINITIONS.

     As used in this Agreement and in any exhibits annexed hereto the terms defined in the preamble shall have the meanings therein defined and the following terms shall have the following meanings unless the context otherwise requires:

     "Accountants" shall mean Arthur Andersen & Co. or such other firm of certified public accountants of recognized national standing selected by the Company.

     "After Maturity Rate" shall have the meaning set forth in paragraph
  2.2(c).
     "Aggregate Commitments" shall mean the total of the Commitments set forth in Exhibit A, as the same may be adjusted pursuant to the provisions of paragraphs 2.3 and 2.5.

     "Aggregate Net Commitments" shall mean the Aggregate Commitments minus the Letter of Credit Exposure with respect to the Letters of Credit issued pursuant to Paragraph 3.

     "Agreement to Amend and Restate" shall mean the Agreement to Amend and Restate, dated as of the date hereof, by and among the Company, the Banks and the Agent.

     "Applicable Margin" shall mean .4375% per annum with respect to any portion of the outstanding principal balance of the Notes bearing interest based on the LIBOR Rate.

     "Agent's Prime Rate" shall mean the prime lending rate per annum of BNY as publicly announced in New York City to be in effect from time to time.

     "Base Rate" shall mean, on any date, a rate of interest per annum equal to the higher of (i) the Agent's Prime Rate in effect on such date or (ii) the Federal Funds Rate in effect on such date plus 1/2 of 1%. All interest based on the Base Rate shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed, including the first day but excluding the last day. Whenever interest hereunder and under the Notes is expressed as a rate per annum calculated with reference to the Base Rate, such rate per annum shall be adjusted on the effective date of any change in such Base Rate.

     "Base Rate Loans" shall mean Loans (or any portions thereof) at such time as they (or such portions) are being made or maintained at a rate of interest based upon the Base Rate.

     "BNY" shall mean The Bank of New York.

     "Borrowing Date" shall mean any date on which the Banks shall make Loans or BNY shall issue Letters of Credit hereunder.

     "Borrowing Request" shall mean a request to borrow funds in the form of Exhibit D.

     "Business Day" shall mean (i) any day on which all of the Banks shall be open to the public for the transaction of their normal banking business, or (ii) in respect of a LIBOR Interest Period, any day on which all of the Banks shall be open for domestic and foreign exchange business in London, Chicago and New York City.

     "Cash Flow" shall mean net income computed in accordance with GAAP plus depreciation, amortization of good will and other similar non-cash expenses, and deferred taxes.

     "Closing Date" shall mean the Effective Date as defined in the Agreement to Amend and Restate.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Commitment" shall mean, in respect of any Bank, such Bank's undertaking to make Loans to the Company subject to the terms and conditions hereof in an aggregate principal amount not to exceed the amount set forth next to the name of such Bank in Exhibit A, as the same may be adjusted pursuant to the provisions of paragraphs 2.3 and 2.5.

     "Commitment Fee" shall have the meaning set forth in paragraph 2.7.

     "Commitment Period" shall mean the period from and including the Closing Date to but excluding the earlier of Maturity or the Termination Date.

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code.

     "Compliance Costs" (related to LIBOR Pricing Options) shall mean costs or reduction in amount received not otherwise specifically provided for herein incurred in connection with or resulting from compliance by any Bank during the term of this Agreement with all present and future laws, executive orders, treaties, directives and regulations or any change therein or in the interpretation thereof by any Governmental Body charged with the administration thereof or which impose, modify or deem applicable any reserve, asset maintenance, special deposit or other similar requirement on deposits obtained in the interbank eurodollar market or extensions of credit, or other assets, deposits or liabilities of such Bank, or which subject any Bank to any tax with respect to this Agreement or the Notes or change the basis of taxation of payments to any Bank of principal, interest or fees payable under this Agreement or the Notes (except for changes in the rate of tax imposed on such Bank's overall net income), or which impose any other similar conditions with respect to the Loans.

     "Consolidated" shall mean the Company and its Subsidiaries which are consolidated for financial reporting purposes in accordance with GAAP.

     "Current Assets" shall mean current assets as determined in accordance with GAAP.

     "Current Liabilities" shall mean current liabilities as determined in accordance with GAAP.

     "Dollars" and "$" shall mean lawful currency of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "ERISA Liabilities" shall mean, without duplication, the aggregate, if any, of all unfunded vested benefits under all Plans and all potential withdrawal liabilities under all Multiemployer Plans, if any.

     "Event of Default" shall have the meaning set forth in Paragraph 11 and, with respect to all paragraphs other than those in Paragraphs 11 and 14, shall also include any event which with the giving of notice or the lapse of time, or both, would constitute an Event of Default as set forth in Paragraph 11.

     "Federal Funds Rate" shall mean for any day, the rate of interest per annum (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to BNY on such day on such transactions as determined by BNY and reported to the Agent.

     "Financial Statements" shall have the meaning set forth in paragraph 5.8.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Body" shall mean any nation or government or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government or any court or arbitrator.

     "Indebtedness" shall mean all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet, and shall also include, without duplication: (i) all Indebtedness for Borrowed Money or for the deferred purchase price of Property, (ii) all obligations secured by any Lien upon Property, (iii) all guaranties and other contingent obligations, including without limitation, liabilities in respect of letters of credit, (iv) all subordinated indebtedness, and
  (v) all ERISA Liabilities, if any.

     "Indebtedness for Borrowed Money" shall mean, without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note (including, without limitation, the Notes), bond, debenture or other like written obligation to pay money, (iii) in respect of rent or hire of Property under leases or lease arrangements which under GAAP are required to be capitalized, (iv) in respect of obligations under conditional sales or other title retention agreements, and (v) in respect of ERISA Liabilities, if any, and shall also include all guaranties of any of the foregoing.

     "Intercompany Debt" shall mean the indebtedness of the Company to POC evidenced by a note, dated April 1, 1992, in the original principal amount of $50,500,000, as the same may be reduced from time to time, which indebtedness shall be subordinated, in form and substance satisfactory to the Agent, the Banks and Special Counsel, to the Indebtedness of the Company to the Banks hereunder and under the Notes.

     "Investments" shall have the meaning set forth in paragraph 10.4.

     "L/C Application" shall mean BNY's standard form of application for a commercial letter of credit from time to time in effect, or in the case of a standby Letter of Credit, such other standard form of application as BNY may require.

     "Letter of Credit" shall have the meaning specified in paragraph
  3.1.

     "Letter of Credit Exposure" shall mean, on any date, the sum of (i) the aggregate undrawn face amount of the Letter of Credit plus (ii) the aggregate unpaid reimbursement obligations in respect of Letters of Credit on such date (after giving effect to any Loans made on such date to pay any such reimbursement obligations).

     "LIBOR Interest Payment Date" shall mean, in respect of any LIBOR Pricing Option, the last day of each LIBOR Interest Period selected by the Company under paragraph 4.3.

     "LIBOR Interest Period" shall mean any one, two or three month period selected by the Company and notified to the Agent, commencing on any Business Day, provided that no LIBOR Interest Period beginning prior to the maturity date of the Notes shall end later than the maturity date thereof. If a LIBOR Interest Period so selected would otherwise end on a date which is not a Business Day, such Interest Period shall instead end on the next succeeding Business Day provided that (i) if such next Business Day falls in the next calendar month, such LIBOR Interest Period shall end on the next preceding Business Day and (ii) if such LIBOR Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period, then such LIBOR Interest Period shall end on the last Business Day of such calendar month.

     "LIBOR Loans" shall mean Loans (or any portions thereof) at such time as they (or such portions) are made or maintained at a rate of interest based upon the LIBOR Rate.

     "LIBOR Pricing Option" shall mean the option granted to the Company pursuant to paragraph 4.3 to have interest on all or a portion of the principal balance of the Notes computed with reference to a LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to any LIBOR Interest Period applicable to any LIBOR Loan, the rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%):

          (a) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the LIBOR Loan of BNY to which such LIBOR Interest Period shall apply for a period equal to such LIBOR Interest Period, as quoted at approximately 11:00 a.m. (New York City time) two Business Days prior to the first day of such LIBOR Interest Period, by

          (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurodollar funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve requirements shall include, without limitation, those imposed under such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement, provided, however, the LIBOR Rate shall not change with respect to all or any portion of the Notes that are then subject to a LIBOR Pricing Option. Each determination by the Bank of the LIBOR Rate shall be conclusive in the absence of manifest error. All interest based on the LIBOR Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     "Lien" shall mean any mortgage, pledge, assignment, lien (statutory or otherwise), charge, encumbrance or security interest of any kind, including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

     "Loan" and "Loans" shall have the meaning set forth in paragraph 2.1.

     "Maturity" shall mean, in respect of any Note, the date on which such Note shall become due and payable, whether at stated maturity, by acceleration, by notice of intention to prepay or otherwise.

     "Money Market Indebtedness" shall mean overnight Indebtedness for Borrowed Money to any bank or other financial institution.

     "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Net Income" shall mean, for any period, net income for such period, computed in accordance with GAAP, excluding extraordinary gains and losses.

     "Net Worth" shall mean the value of the assets of the Company in excess of the liabilities of the Company, as determined in accordance with GAAP.

     "Note" and "Notes" shall have the meaning set forth in paragraph
  2.2(b).

     "POC" shall mean Production Operators Corp.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any Governmental Body succeeding to the functions thereof.

     "Person" shall mean any individual, firm, partnership, joint venture, corporation, association, business enterprise, Governmental Body or any other entity of whatever nature, whether acting in an individual, fiduciary or other capacity.

     "Plan" shall mean any pension plan which is covered by Title IV of ERISA and which is maintained by or to which contributions are made by the Company, a Subsidiary or a Commonly Controlled Entity or in respect of which the Company, a Subsidiary or a Commonly Controlled Entity has or may have any liability.

     "Property" shall mean all types of real, personal, tangible, intangible or mixed property, including fixtures.

     "Reportable Event" shall mean any event described in Section
  4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(f) of ERISA.

     "Required Banks" shall mean, at any time when no Loans are outstanding, Banks having Commitments equal to at least 66-2/3% of the Aggregate Commitments and at any time when Loans are outstanding, Banks holding Notes having an unpaid principal balance equal to at least 66-2/3% of the aggregate Loans outstanding.

     "Special Counsel" shall mean Emmet, Marvin & Martin, LLP.

     "Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock.

     "Subsidiary" shall mean any corporation, association, partnership, joint venture or other business entity of which the Company or any Subsidiary of the Company, directly or indirectly, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not at the time the Stock of any class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     "Tangible Net Worth" shall mean Net Worth less goodwill, patents, trademarks, trade names, copyrights, design rights, franchises, bond discounts, underwriting and debt issue expenses, treasury Stock, organization expenses and other such assets classified as "intangible assets" on a balance sheet of the Company prepared as of the date of computation in accordance with GAAP.

     "Termination Date" shall mean December 31, 1999.

  2. LOANS.

     2.1. Amounts.

          Subject to the terms and conditions hereof, each Bank severally agrees to make loans (each a "Loan" and, collectively, the "Loans") to the Company on and after the Closing Date to the Termination Date. During the Commitment Period, the Company may borrow, prepay, and reborrow Loans in accordance with the provisions hereof, provided that the aggregate unpaid principal balance of all Loans of the Banks at any one time outstanding shall not exceed the Aggregate Net Commitments, and provided, further, that the aggregate unpaid principal balance of each Bank's Loans at any one time outstanding shall at no time exceed an amount equal to such Bank's Commitment less such Bank's Letter of Credit Exposure with respect to Letters of Credit issued by BNY pursuant to Paragraph 3. Loans shall be Base Rate Loans, subject to the provisions of paragraph 2.2, LIBOR Rate Loans, subject to the provisions of paragraph 4.3, or any combination thereof. The principal amount of each Bank's Loan made on a Borrowing Date shall be an amount equal to its pro rata share according to the Aggregate Commitments of all Loans made on such Borrowing Date.

     2.2. (a)  Borrowing Procedure.

               The Company agrees to give to the Agent telephonic notice at least two Business Days prior to a Borrowing Date with respect to Loans to be made at the Base Rate and at least three Business Days prior to a Borrowing Date with respect to Loans to be made subject to a LIBOR Pricing Option, which Borrowing Date shall be a Business Day. Each such telephonic notice shall be confirmed by the Company in writing by the delivery of a Borrowing Request on or before the Borrowing Date. The Agent shall promptly notify each Bank (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) of the contents of each Borrowing Request. Each Bank shall make immediately available funds available to the Agent for credit to an account designated by the Agent not later than 12:00 noon, New York City time, on each Borrowing Date in an amount equal to such Bank's pro rata share, according to the Aggregate Commitments, of the Loans requested by the Company on such date. The principal amount of each Loan to be made at the Base Rate on a Borrowing Date shall equal (i) $200,000 or integral multiples of $100,000 in excess thereof or (ii) the remaining unused portion of the Aggregate Commitments. The principal amount of each Loan to be made subject to a LIBOR Pricing Option on a Borrowing Date shall be equal to $1,000,000 or integral multiples of $500,000 in excess thereof. All Loans shall be disbursed by the Agent at its office designated in paragraph 13.1 by crediting to the Company's general deposit account with the Agent the funds received from each Bank, unless the Agent shall determine that any condition precedent set forth in Paragraphs 6 or 8 has not been fulfilled. Unless the Agent shall have received prior notice from a Bank (by telephone or otherwise, such notice to be confirmed by telecopy or other writing) that such Bank will not make available to the Agent the amount of such Bank's Loan, the Agent may assume that such Bank has made such amount available to the Agent on the Borrowing Date in accordance with this paragraph 2.2, and the Agent may, in reliance upon such assumption, make available to the Company on such Borrowing Date a corresponding amount. If and to the extent a Bank shall not have so made such amount available to the Agent, such Bank and the Company severally agree to repay to the Agent on demand such corresponding amount, together with interest thereon, for each day from the Borrowing Date until the date such amount is re-paid to the Agent, at the applicable interest rate for such Loan as set forth in paragraph 2.2(c). Such payment by the Company, however, shall be without prejudice to its rights against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement, which Loan shall be deemed to have been made on the Borrowing Date.

          (b)  The Notes.
               On the first Borrowing Date, the Company shall duly issue and deliver to the Agent a series of notes in the form of Exhibit B, with appropriate insertions therein (each a "Note" and, collectively, the "Notes"), payable to the order of each Bank, dated the first Borrowing Date and representing the obligation of the Company to pay to such Bank the lesser of (i) the Commitment of such Bank or (ii) the outstanding principal balance of all Loans made by such Bank, in each case with interest as prescribed in paragraph 2.2(c). Each Note shall mature on the Termination Date, on which date all sums remaining due thereon and hereunder shall be due and payable. In all events, the principal balance owing by the Company in respect of each Bank's Note shall be the aggregate amount of all Loans, including, without limitation, Loans with respect to unreimbursed obligations of the Company to BNY in connection with drafts drawn under Letters of Credit issued by BNY, made by such Bank less all payments of principal thereon made by the Company. Each Bank is hereby irrevocably authorized by the Company to enter on the schedule attached to its Note the amount of each Loan made by it hereunder, each payment thereon, and the other information provided for on such schedule, provided, however, that the failure to make any such entry with respect to any Loan shall not limit or otherwise affect the obligation of the Company hereunder or under any such Note. In the event that such schedule shall be filled up, such Bank may attach one or more continuations to such schedule as and when required. The aggregate principal balance of the Loans set forth in such schedule shall be presumptive evidence of the principal balance owing and unpaid thereon.

          (c)  Interest Rate on the Notes.

               Each Note shall bear interest from the date thereof until Maturity on each portion of the unpaid principal thereof (i) subject to the Base Rate Pricing Option payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such day following the date of such Note, and at Maturity, at a rate per annum equal to the Base Rate, (ii) subject to a LIBOR Pricing Option, payable for each LIBOR Interest Period selected by the Company on the LIBOR Interest Payment Date applicable thereto and at Maturity, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin. After Maturity, each Note shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Notes prior to Maturity), payable on demand, on the unpaid principal balance thereof at a rate per annum (the "After Maturity Rate") equal to the Base Rate plus 2%, provided that any portion of the unpaid principal balance thereof subject to a LIBOR Pricing Option shall bear interest at a rate per annum equal to the applicable LIBOR Rate plus 2% until the end of the then existing LIBOR Interest Period and, thereafter, at a rate per annum equal to the Base Rate plus 2% until paid, in each case, whether before or after the entry of any judgment thereon.

     2.3. Reduction of Commitments.

          (a)  Voluntary Reductions.

               Upon at least three Business Days' irrevocable prior telephonic (to be promptly confirmed in writing) or telecopy notice to the Agent, the Company may permanently reduce the Aggregate Commitments, in whole at any time, or in part from time to time, without premium or penalty, provided that each partial reduction of the Aggregate Commitments shall be in an aggregate amount equal to at least $1,000,000 or integral multiples of $1,000,000 in excess thereof. The Agent shall give at least two Business Days' prior notice to each Bank of the contents of each such notice of reduction.

          (b)  [Intentionally Omitted].

          (c)  In General.

               (i) Each reduction pursuant to this paragraph 2.3 shall be accompanied by payment of the Commitment Fee accrued on the amount of the Aggregate Commitments so reduced through the date of such reduction and (ii) the Company shall pay the amount, if any, by which the aggregate unpaid principal balance of the Notes exceeds the amount of the Aggregate Commitments as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment. If any prepayment is made under this paragraph 2.3 with respect to a LIBOR Loan, in whole or in part, prior to the last day of the applicable LIBOR Interest Period, the Company agrees that it shall indemnify the Banks in accordance with paragraph 4.4. Reductions of the Aggregate Commitments shall be applied according to each Bank's pro rata share of the Aggregate Commitments and any repayments accompanying such reductions shall be applied to the repayment of Loans pro rata according to the aggregate outstanding Loans of each Bank.

     2.4. Voluntary Prepayments of Notes.

          Upon at least one Business Day's irrevocable prior notice to the Agent, specifying the amount and the date of prepayment, the Company shall have the right to prepay the Notes in whole at any time, or in part from time to time, in aggregate principal amounts equal to at least $100,000 or integral multiples of $100,000 in excess thereof, without premium or penalty, but with accrued interest on the amount being prepaid to the date of such prepayment, provided that if any prepayment is made under this paragraph 2.4 with respect to a LIBOR Loan prior to the last day of the LIBOR Interest Period applicable thereto, the Company agrees that it shall indemnify the Banks in accordance with paragraph 4.4. The Agent shall give prompt telephonic or telecopy notice to each Bank of the contents of each such notice of prepayment. Each notice of prepayment shall specify which portion of the outstanding principal balance of the Notes is being prepaid, in the absence of which each such prepayment of principal shall reduce, first, that portion of the unpaid principal balance of the Notes which is not subject to a LIBOR Pricing Option, and, second, those portions of the outstanding principal balance of the Notes which are subject to a LIBOR Pricing Option. Each prepayment under this paragraph 2.4 shall be made to the Agent and, promptly upon receipt thereof, the Agent shall remit to each Bank its pro rata share thereof according to the aggregate outstanding principal balance of the Notes.

     2.5. Mandatory Payments and Prepayment of Notes.

          (a)  Cash Flow Coverage.

               If at any time any Bank or the Company knows or becomes aware that the sum of the aggregate outstanding principal balance of all Indebtedness for Borrowed Money and liabilities with respect to letters of credit (including, without limitation, the Letters of Credit) of the Company and its Subsidiaries exceeds the difference between (i) 200% of the total Consolidated Cash Flow of the Company for the preceding four quarters minus (ii) the sum of all payments made by the Company with respect to the Intercompany Debt during such preceding four quarters, such Bank shall notify the Company thereof, if applicable, or the Company shall notify the Agent thereof and shall, within seven days after receipt of such notice or acquisition of such knowledge, prepay the Notes by an amount equal to such dif-ference.

          (b)  Upon the Termination Date.

          The aggregate principal balance of the Loans outstanding on the Termination Date shall be payable in full on the Termination Date.

          (c)  In General.

               Each prepayment under paragraph 2.5(a) shall be applied to the remaining installments of principal outstanding under the Notes in the inverse order of the maturity thereof. If a payment or prepayment is made under this paragraph 2.5 with respect to any LIBOR Loan, in whole or in part, prior to the last day of LIBOR Interest Period applicable thereto, the Company agrees that it shall indemnify the Banks in accordance with paragraph 4.4

     2.6. Use of Proceeds.

          The proceeds of the Loans shall be used exclusively for the working capital and general corporate purposes of the Company, including capital expenditures. All Loans and the use to which the proceeds thereof are put shall conform with the provisions of paragraph 5.11.

     2.7. Commitment Fee.

          The Company agrees to pay to the Agent, for the pro rata account of the Banks, a fee (the "Commitment Fee") equal to .175% per annum (computed on the basis of a 365/366-day year for the actual number of days elapsed) on the unused average daily amount of the Aggregate Commitments during the Commitment Period. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such day following the Closing Date.

     2.8. [Intentionally Omitted].

     2.9. [Intentionally Omitted].

     2.10.    Late Payments.

          Any payment of principal or interest on the Notes and any payment of the Commitment Fee or any other fee or payment payable by the Company hereunder which is not paid on the date when due shall bear interest at the After Maturity Rate, computed and adjusted in the same manner as provided in paragraph 2.3(c), from the due date thereof until the date such payment is made.


  3. LETTERS OF CREDIT

     3.1. Letters of Credit.

          Subject to the terms and conditions hereof, BNY agrees to issue from time to time during the Commitment Period letters of credit (each a "Letter of Credit") for the Company's account and for any of the purposes specified in paragraph 2.6, provided that immediately after the issuance of each Letter of Credit, the sum of (a) the aggregate undrawn amount at any one time outstanding under all Letters of Credit, and (b) the aggregate principal balance of the Loans then outstanding, will not exceed the Aggregate Commitments. Each Letter of Credit shall be in a minimum face amount of $100,000 and shall be satisfactory in form and substance to the Required Banks and BNY. The L/C Applications and the Letters of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and shall, as to matters not governed thereby, be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
  The expiration date of any Letter of Credit shall not extend beyond the Termination Date. The Banks agree to participate in each Letter of Credit in proportion to their participation in the Aggregate Commitments.

     3.2. Procedure for Issuance of Letters of Credit.

          The Company may request the issuance of one or more Letters of Credit on any Business Day, provided that the Company delivers an L/C Application to BNY and (if different) the Agent with respect to each such Letter of Credit at least five Business Days before the requested issuance date specified therein. On receipt of such L/C Application, the Agent shall promptly notify the Banks thereof. Upon the issuance of any Letter of Credit, BNY shall send the original of such Letter of Credit to the beneficiary thereof and copies thereof to the Company and the other Banks.

     3.3. Payment of Letter of Credit Drafts.

          The Company agrees to reimburse BNY forthwith in an amount equal to the amount paid by BNY on any draft honored under any Letter of Credit. BNY agrees to notify the Company of any drawings under any Letter of Credit. If the Company has not otherwise provided to BNY immediately available funds to reimburse BNY as required by the preceding sentence, the Company's obligations to make such reimbursement shall be satisfied by the automatic making of a Base Rate Loan by each Bank under its Note in the principal amount equal to its pro rata share according to the Aggregate Commitments of the amount of such draft paid by BNY. BNY agrees to notify the Agent (if different), each other Bank and the Company of the making of any such Base Rate Loan. The Company irrevocably agrees that its obligation under this paragraph 3.3 to reimburse BNY for the payment of the amount of any draft honored under any Letter of Credit shall be absolute and unconditional and shall not be discharged in any way except by the payment in full of such obligations.

     3.4. Letter of Credit Participation and Funding Commitments.

          (a) Each Bank hereby unconditionally and irrevocably, severally for itself only and without any notice to or the taking of any action by such Bank, takes an undivided participating interest in the obligations of BNY under and in connection with each Letter of Credit in an amount equal to its pro rata (according to the Aggregate Commitments) portion of each such Letter of Credit. Each Bank shall be liable to BNY for its pro rata (according to the Aggregate Commitments) portion of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Bank shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Company pursuant to paragraph 3.5 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Event of Default or the compliance by the Company with any of its obligations under this Agreement. Each payment by a Bank of such pro rata (according to the Aggregate Commitments) portion or of any amounts so rescinded, avoided, restored or returned shall be treated as the making by such Bank of an automatic Base Rate Loan.

          (b) BNY will promptly notify each other Bank (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Company, and forthwith upon receipt of such notice, such Bank (other than BNY) shall make available to the Agent for the account of BNY its pro rata share (according to the Aggregate Commitments) of the amount of such unreimbursed draft (which shall constitute such Bank's Base Rate Loan) at the office of the Agent specified in paragraph 13.1, in lawful money of the United States and in immediately available funds, before 4:00 P.M., New York City time, on the day such notice was given by BNY, if the relevant notice was given by BNY at or prior to 1:00 P.M., New York City time, on such day, and before 12:00 noon, New York City time, on the next succeeding Business Day, if the relevant notice was given by BNY after 1:00 P.M., New York City time, on such day. The Agent shall distribute the payments made by each Bank (other than BNY) pursuant to the immediately preceding sentence to BNY promptly upon receipt thereof in like funds as received. Each Bank shall indemnify and hold harmless the Agent and BNY from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Agent with such Bank's pro rata share (according to the Aggregate Commitments) of the amount of any payment made by BNY under a Letter of Credit in accordance with this clause (b) (except in respect of losses, liabilities or other obligations suffered by the Agent or BNY resulting from the gross negligence or willful misconduct of the Agent or BNY). If a Bank does not make available to the Agent when due such Bank's pro rata share (according to the Aggregate Commitments) of any unreimbursed payment made by BNY under a Letter of Credit (other than payments made by BNY by reason of its gross negligence or willful misconduct), such Bank shall be required to pay interest to the Agent for the account of BNY on such Bank's pro rata share (according to the Aggregate Commitments) of such payment at a rate of interest per annum equal to the Federal Funds Rate from the date such Bank's payment is due until the date it is received by the Agent. The Agent shall distribute such interest payments to BNY upon receipt thereof in like funds as received. If the Agent receives a Bank's pro rata share (according to the Aggregate Commitments) of any unreimbursed payment under a Letter of Credit after the date when due and the Agent receives interest on any late payment from such Bank in accordance with the provisions of the preceding sentence, such Bank's Base Rate Loan shall be deemed to have been made to the Company on the date BNY made payment under such Letter of Credit.

          (c) Whenever the Agent is reimbursed by the Company for any payment under a Letter of Credit and such payment relates to an amount for which the Agent has received for the account of BNY from a Bank such Bank's pro rata share (according to the Aggregate Commitments) of such Letter of Credit pursuant to this Agreement, the Agent will pay to such Bank in immediately available funds such Bank's pro rata share of such payment (i) before the close of business on the day such payment from the Company is received, if such payment is received at or prior to 1:00 P.M., New York City time, on such day, or (ii) before 12:00 Noon, New York City time, on the next succeeding Business Day, if such payment from the Company is received after 1:00 P.M., New York City time, on such day.

          (d) Each Bank hereby irrevocably authorizes BNY to issue Letters of Credit and to pay the amount of any draft presented under a Letter of Credit upon presentation of documents which, upon their face, conform to the terms of such Letter of Credit, and each Bank authorizes the Agent to receive from the Company reimbursement for payments under such Letter of Credit, to receive from the Company payment of all fees, charges and interest in respect of the Letters of Credit, and to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent and BNY by the terms hereof, together with such powers as are reasonably incidental thereto.

     3.5. Unconditional Obligations.

          In order to induce BNY to issue the Letters of Credit, the Company agrees with BNY, the Agent and the Banks that neither BNY, the Agent nor any Bank shall be responsible or liable (except as provided in the following sentence) for, and the Company's unconditional obligation to reimburse BNY for amounts paid by BNY on account of drafts honored under the Letters of Credit shall not be affected by any set-off, counterclaim or defense to payment which the Company may have or have had against the beneficiary of such Letter of Credit, BNY (as Agent or as issuer of such Letter of Credit), any Bank or any other Person including, without limitation, any defense based on (a) the validity or genuineness of documents or of any indorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, (b) any breach of contract or other dispute between the Company and any third party, (c) failure of any draft to bear any reference or adequate reference to a Letter of Credit, (d) failure of any drawing to be used for the purpose set forth in a Letter of Credit, (e) failure of any Person to note the amount of any draft on the reverse side of a Letter of Credit or to surrender or take up a Letter of Credit even if such Letter of Credit contains such requirement, (f) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise, whether or not in cipher (so long as BNY has acted in good faith) or (g) any error, neglect or default of any of the Banks' correspondents. The Company agrees that any action taken or omitted to be taken by BNY, the Agent or any Bank under or in connection with any Letter of Credit or any related draft, document or property, if done without gross negligence or willful misconduct on BNY's, the Agent's or such Bank's part, shall be binding on the Company and shall not put BNY, the Agent or any Bank under any resulting liability to the Company. The Company hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. BNY agrees to promptly notify the Company whenever a draft is presented under any Letter of Credit, but failure so to notify the Company shall not in any way affect the Company's obligations hereunder. If while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted, modified or interpreted by any public body, governmental agency or court of competent jurisdiction so as to in any way affect any of the Company's obligations or the compensation owed to BNY, the Agent or any Bank in respect of the Letters of Credit or the cost or profitability to BNY of establishing and/or maintaining the Letters of Credit or the Loans made with respect thereto pursuant to paragraph 3.3, BNY, the Agent or such Bank, as applicable, shall promptly notify the Company thereof in writing and the Company shall, promptly upon receipt of such request, reimburse or indemnify BNY, the Agent or such Bank with respect thereto so that BNY, the Agent or such Bank shall be in the same position as if there had been no such enforcement, adoption, modification or interpretation. The foregoing agreement of the Company to reimburse or indemnify BNY, the Agent and each Bank shall apply in (but shall not be limited to) the following situations: an imposition of or change in reserve, capital maintenance or other similar requirements or in United States of America interest equalization taxes or other excise or similar taxes or monetary restraints, except a change in tax on the net income of the Banks. A statement as to such costs incurred by BNY, the Agent or any Bank as a result of any of the foregoing, submitted by BNY, the Agent or such Bank to the Company, shall be conclusive, absent manifest error, as to the amount thereof.

     3.6. Expenses.

          The Company shall pay on demand, regardless of whether any Event of Default shall have occurred or whether any proceeding to enforce this Agreement or any other Document has been commenced, all usual and customary out-of-pocket expenses incurred by the Agent in connection with the issuance of Letters of Credit hereunder.

     3.7. Fees.

          The Company agrees to pay to the Agent with respect to each Letter of Credit issued by BNY a letter of credit fee, for the pro rata account of the Banks, equal to .4375% per annum of the face amount of such Letter of Credit, such fee to be payable in arrears on each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date following such issuance and at the earlier of the Termination Date or the date a Loan is made with respect to such Letter of Credit pursuant to paragraph 3.3


  4. THE LOANS IN GENERAL; PRICING OPTIONS AND RELATED MATTERS.

     4.1. Pro Rata Treatment and Payments.

          Each payment, including each prepayment, of principal and interest on the Notes, of all amounts due with respect to any Letter of Credit, and of the Commitment Fee and any other fees or expenses payable hereunder shall be made by the Company to the Agent at its office set forth in paragraph 13.1 in funds immediately available in New York City by 12:00 noon, New York City time, on the due date for such payment, and upon receipt thereof, shall be promptly remitted by the Agent to the Banks pro rata according to the Aggregate Commitments, in the case of the Commitment Fee and with respect to the Letters of Credit and pro rata according to the aggregate outstanding principal balance of the Notes, in the case of principal and interest due thereon. The failure of the Company to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 2:00 P.M., New York City time, on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. If any payment here-under or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of LIBOR Interest Period) shall be extended to the next Business Day and interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any portion of the unpaid principal balance of the Notes then subject to a LIBOR Pricing Option prior to the last Business Day of the applicable Interest Period, the Company shall indemnify each Bank against any loss, cost or expense suffered by such Bank as a result of such payment in accordance with paragraph 4.4. All payments (including prepayments) to be made by the Company under this Agreement or the Notes shall be made without set-off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein. The Company irrevocably authorizes the Agent from time to time to debit its general deposit account with the Agent for all sums due in respect of the principal and interest on the Notes, as well as the Commitment Fee and any other amounts payable hereunder, on the respective due dates thereof. The Agent agrees to use its best efforts to notify the Company (by telephone or otherwise) prior to debiting its general deposit account for sums due hereunder, provided, however, that the failure to so notify the Company shall not obligate the Agent to reverse any such debit or limit or otherwise affect the obligations of the Company hereunder or under the Notes.

     4.2. Notification of Rates.

          The Agent shall notify the Company and each Bank of the amount and the effective date of each adjustment in the interest rate or rates applicable to the Notes, provided that no failure or delay in giving any such notice shall affect or delay the making of any such adjustments or the obligation of the Company to pay in a timely manner the interest due on the Notes.

     4.3. LIBOR Pricing Option.

          As an alternative method of determining interest due on the Notes, the Company may, in the absence of an Event of Default, by giving telephonic notice to the Agent at least three Business Days prior to the commencement of a LIBOR Interest Period of a duration specified in such notice, elect to have all or any portion (but in no event less than $1,000,000 or integral multiples of $1,000,000 in excess thereof) of the outstanding principal balance of the Notes bear interest at the applicable LIBOR Rate plus the Applicable Margin for such LIBOR Interest Period. The Company agrees to confirm such telephonic notice in writing on or before the commencement of such LIBOR Interest Period. The total number of LIBOR Pricing Options outstanding at any one time under this paragraph 4.3 shall not exceed five. Any such election shall be terminated automatically if, on or prior to the commencement of such LIBOR Interest Period, the Agent shall notify, by telephone or otherwise, the Company and the Banks that (i) Eurodollar deposits which have a maturity corresponding to the proposed LIBOR Interest Period, in an amount approximately equal to that portion of the outstanding principal balance of the Notes proposed to be subject to a LIBOR Pricing Option, are not readily available in the interbank eurodollar market, or (ii) by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period, or (iii) any Bank shall have advised the Agent that the rate at which Eurodollar deposits are being offered in such market will not adequately and fairly reflect the cost to such Bank of making or maintaining its respective portion of the outstanding principal balance of the Notes proposed to be subject to such LIBOR Pricing Option during the proposed LIBOR Interest Period. Upon such termination, that portion of the outstanding principal balance of the Notes proposed to be subject to a LIBOR Pricing Option will thenceforth bear interest at the applicable interest rate based on the Base Rate as provided in paragraph 2.2(c), unless a LIBOR Pricing Option shall thereafter be exercised in accordance with the provisions of this paragraph 4.3. If for any reason the Company shall fail to borrow after it shall have elected a LIBOR Pricing Option, it shall be deemed to have elected such LIBOR Pricing Option for purposes of determining its liability to the Agent and the Banks under paragraphs 4.4, 4.5, 4.6 and 4.8.

     4.4. Indemnification for Loss.

          Notwithstanding anything contained herein to the contrary, if for any reason while a LIBOR Pricing Option is in effect, any repayment of the Notes is made for any reason (other than as contemplated in the last sentence of the definition of LIBOR Interest Period) on a date which is prior to the last Business Day of the then effective LIBOR Interest Period, or payment of the Notes is accelerated, the Company agrees to indemnify each Bank against, and to pay on demand directly to such Bank, any loss, cost or expense suffered by such Bank as a result of such repayment or acceleration, including, without limitation, (i) any loss, cost or expense suffered by such Bank during the period from the date of receipt of such repayment to the last Business Day of the LIBOR Interest Period in question if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such Bank's pro rata share of such repayment is less than the applicable LIBOR Rate plus the Applicable Margin for such LIBOR Interest Period, or (ii) any loss, cost or expense suffered by such Bank in liquidating deposits prior to maturity in amounts which correspond to such Bank's pro rata share of such repayment. The Company further agrees to indemnify each Bank against any loss, cost or expense suffered by such Bank under paragraphs 4.3, 4.5, 4.6 and 4.8 as a result of the Company's failure to borrow on a Borrowing Date after it shall have elected one or more LIBOR Pricing Options in respect of all or a portion of the principal balance of the Loans to be made on such Borrowing Date. The determination by each such Bank of the amount of any such loss, cost or expense shall be conclusive in the absence of manifest error.

     4.5. Reimbursement for Costs.

          The Company acknowledges that the cost to each Bank of making or maintaining any of its Loans may change as a result of the imposition of, or changes in, Compliance Costs. The Company agrees to pay to each Bank on demand by such Bank such additional sums as will compensate such Bank for the effect of such imposition of or change in such Compliance Costs. The Company hereby agrees to reimburse each Bank on demand for such Bank's Compliance Costs.

     4.6. Calculation of Compliance Costs.

          Compliance Costs shall be computed by determining the amount by which such requirements effectively increase each Bank's cost of making and maintaining that portion of the outstanding balance of its Note subject to a LIBOR Pricing Option and by computing the additional interest which would have been owing to such Bank hereunder if such effective increase had been added to the LIBOR Rate for purposes of determining the applicable LIBOR Rate during the period or applicable portion thereof in question. Each Bank shall bill amounts, providing details thereof, owed under this paragraph 4.6 which are applicable to all or any of the Banks, and the payment by the Company of such amounts shall fulfill the Company's obligations under this paragraph
  4.6 with respect to the amounts so billed and paid. No failure on the part of any Bank to demand compensation for any increased costs in any LIBOR Interest Period shall constitute a waiver of such Bank's right to demand such compensation at any time. Each Bank's determination of the amount of such costs shall be conclusive in the absence of manifest error.

     4.7. Option to Fund.

          Each Bank has indicated that, if the Company elects a LIBOR Pricing Option, such Bank may wish to purchase one or more deposits in order to fund or maintain its funding of its pro rata share of the principal balance of the Notes to which such LIBOR Pricing Option is applicable during the LIBOR Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid under such LIBOR Pricing Option and any amounts owing under paragraphs 4.4, 4.5, 4.6 and 4.8. Each Bank shall be entitled to fund and maintain its funding of all or any part of that portion of the principal balance of its Notes in any manner it sees fit, but all such determinations hereunder shall be made as if each Bank had actually funded and maintained that portion of the principal balance of the Notes to which a LIBOR Pricing Option is applicable during such LIBOR Interest Period through the purchase of deposits in an amount equal to its pro rata share of the principal balance of the Notes to which a LIBOR Pricing Option is applicable and having a maturity corresponding to such LIBOR Interest Period. The obligations of the Company under paragraphs 4.4, 4.5, 4.6 and 4.8 shall survive the termination of the Commitments, the payment of the Notes, the reimbursement obligations in respect of drawings under the Letters of Credit, and the payment of any other amounts due hereunder.

     4.8. Illegality of Funding.

          Notwithstanding anything herein contained to the contrary, if, prior to or during any LIBOR Interest Period with respect to which a LIBOR Pricing Option is in effect, any law, regulation, treaty or official directive, or any change in or in the interpretation or application thereof by any Governmental Body charged with the administration thereof, shall make it unlawful for any Bank to fund or maintain any portion of the principal balance of its Note subject to such LIBOR Pricing Option or otherwise to give effect to such Bank's obligations as contemplated hereby, (i) the Agent may by telecopy or other written notice thereof to the Company declare that the Banks' obligations in respect of any LIBOR Pricing Option hereunder be terminated forthwith, (ii) such LIBOR Pricing Option shall forthwith cease to be in effect, and interest on that portion of the outstanding principal balance of the Notes theretofore subject to such LIBOR Pricing Option shall from and after such date be calculated at the interest rate based on the Base Rate as set forth in paragraph 2.2(c), and (iii) the Company hereby agrees to indemnify each Bank against any loss, cost or expense suffered by it in connection with the foregoing, including, without limitation, any loss, cost and expense incurred in liquidating prior to maturity eurodollar deposits which correspond to its pro rata share of the outstanding principal balance of the Notes subject to such LIBOR Pricing Option during the LIBOR Interest Period in question. The determination by each such Bank of the amount of any such loss, cost or expense shall be conclusive in the absence of manifest error.

     4.9. Capital Adequacy.

          If (i) the introduction of, or any change or phasing in or implementation or effectiveness of, any law or regulation, or in the interpretation thereof by any Governmental Body charged with the ad-ministration thereof, (ii) compliance with any directive, guideline or request from any central bank or Governmental Body (whether or not having the force of law), or (iii) compliance with the Risk-Based Capital Guidelines of the Federal Reserve System as set forth in 12 C.F.R. Parts 208 and 225, or the Risk-Based Capital Guidelines of the Comptroller of the Currency, Department of the Treasury, as set forth in 12 C.F.R. Part 3, affects or would affect the amount of capital required or expected to be maintained by a Bank (or any lending office of such Bank) or any corporation directly or indirectly owning or controlling such Bank and such Bank shall have determined that such final change, phasing in, effectiveness or compliance has or would have the effect of reducing the rate of return on such Bank's capital or the asset value to such Bank of any Loan made by such Bank as a consequence, direct or indirect, of its obligations to make and maintain the funding of Loans to a level below that which such Bank could have achieved but for such final change, phasing in, effectiveness or compliance (after taking into account such Bank's policies regarding capital adequacy) by an amount deemed by such Bank to be material, then, upon demand by such Bank, provided, however, that such demand shall be made within one year from the date on which such Bank shall have made such determination hereunder in its sole discretion, the Company shall promptly, but in no case within more than five Business Days, pay to such Bank such additional amount or amounts as shall be sufficient to compensate such Bank for such reduction on the rate of return or asset value. Each Bank's determination of such amount or amounts that will so compensate such Bank for such reductions shall be conclusive absent manifest error.

     4.10.     Sharing of Payments.

          If any Bank shall obtain payment (whether voluntarily, involuntarily, through the exercise of any right of set-off, or otherwise) on account of the Loan made by it in excess of its pro rata share of payments on account of the Loans received by all the Banks, such Bank shall forthwith purchase, without recourse, for cash, from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's pro rata share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recov-ered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this paragraph 4.10 may, to the fullest extent enforceable at law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

          If an amount to be set off is to be applied to indebtedness of the Company to a Bank, other than indebtedness of such Bank hereunder, such amount shall be applied ratably to such other indebtedness and the indebtedness of such Bank hereunder.

  5. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Agent and the Banks to enter into this Agreement and to make the Loans and issue the Letters of Credit, the Company hereby represents and warrants to the Agent and to each Bank that:

     5.1. Subsidiaries.

          The Company has only the Subsidiaries set forth in Exhibit E.

     5.2. Corporate Existence and Power.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its Property and to carry on its business as now conducted. The Company and each Subsidiary is in good standing and duly qualified to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, Property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     5.3. Corporate Authority.

          The Company has full power and authority to enter into, execute, deliver and carry out that terms of this Agreement, to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action and is in full compliance with its Certificate of Incorporation and By-Laws. No consent or approval of, or exemption by, shareholders or any Governmental Body is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement or the Notes, or is required as a condition to the validity or enforceability of this Agreement and the Notes.

     5.4. Binding Agreement.

          This Agreement constitutes, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

     5.5. Litigation.

          Except for the matters set forth in the Consolidated annual financial statement of the Company for the period ending September 30, 1994, and those arising thereafter as set forth in Exhibit C or as disclosed in writing to the Agent and Banks pursuant to paragraph 5.16, there are no actions, suits or arbitration proceedings pending or to the knowledge of the management of the Company threatened against the Company or any of its Subsidiaries, or maintained by the Company or any of its Subsidiaries in law or in equity before any Governmental Body which might result in a material adverse change in the financial condition, Property or operations of the Company or POC. There are no proceedings pending or threatened against the Company or any of its Subsidiaries which call into question the validity and enforceability of this Agreement or the Notes.

     5.6. No Conflicting Agreements.

          Neither the Company nor any of its Subsidiaries is in default under any material agreement to which it is a party or by which it or any of its Property is bound the effect of which might have a material adverse effect on the financial condition, Property or operations of the Company or POC. No provision of the Certificate of Incorporation, By-Laws or preferred Stock of the Company or any of its Subsidiaries, and no provision of any existing mortgage, indenture, contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Company or any of its Subsidiaries would in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the Notes, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien not permitted by paragraph 10.3 upon the Property of the Company pursuant to the terms of any such mortgage, indenture, contract or agreement.

     5.7. Taxes.

          The Company and each of its Subsidiaries has filed or caused to be filed all tax returns material to the Company and required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it. No tax liens have been filed and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP. The charges, accruals and reserves on the books of the Company with respect to all taxes are considered by the management of the Company to be adequate, and the Company knows of no unpaid assessment which is due and payable against the Company or any of its Subsidiaries which would have a material adverse effect on the financial condition, Property or operations of the Company or POC, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP.

     5.8. Financial Statements.

          The Company and POC have heretofore delivered to each Bank (i) copies of the balance sheets of the Company and POC and the related Statements of Income and Stockholders' Equity and Changes in Financial Position for the year ended September 30, 1994 and (ii) copies of the Consolidated quarterly report of POC as of March 31, 1995 containing the financial information required in Form 10-Q (the statements in (i) and (ii) above being sometimes referred to herein as the "Financial Statements"). The Financial Statements set forth in (i) above were audited and reported on by the Accountants and the Financial Statements set forth in (ii) above were prepared by POC. The Financial Statements fairly present the financial condition and the results of operations of the Company as of the dates and for the periods indicated therein, and have been prepared in conformity with GAAP. Except (a) as reflected in the financial statements specified in (i) above or in the footnotes thereto, or (b) as otherwise disclosed to the Banks on or before the Effective Date in a writing specifically referring to this paragraph 5.8, the Company has no obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which is material to the Company and which, in accordance with GAAP, should have been shown on such financial statements and were not other than those incurred in the ordinary course of its business since September 30, 1994. Since September 30, 1994, the Company has conducted its business only in the ordinary course, and there has been no adverse change in the financial condition, Property or operations of the Company or POC which is material to the Company or POC except as otherwise disclosed to the Banks in writing on or before the Effective Date.

     5.9. Compliance with Applicable Laws.

          Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body applicable to the Company or any of its Subsidiaries which default would have a material adverse effect on the financial condition, Property or operations of the Company or POC. The Company or POC are complying in all material respects with all applicable material statutes and regulations of all Governmental Bodies, including ERISA, if applicable, a violation of which would have a material adverse effect on the financial condition, Property or operations of the Company or POC.

     5.10.  Property.

          The Company and each of its Subsidiaries has good and marketable title to all of its Property, title to which is material to the Company, subject to no Lien, except as permitted by the terms of this Agreement.

     5.11.  Federal Reserve Regulations; Use of Loan Proceeds.

          Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time. No part of the proceeds of the Loans will be used, directly or indirectly, (i) to purchase or carry any such margin stock, (ii) to extend credit to others for the purpose of purchasing or carrying any margin stock, (iii) for a purpose which violates or is inconsistent with the provisions of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended, or (iv) for a purpose which violates any other law, rule or regulation of any Gov-ernmental Body.

     5.12.     No Misrepresentation.

          No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Company or POC in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

     5.13.     Plans.

          Each Plan, including each Multiemployer Plan, established or maintained by the Company, any of its Subsidiaries, or POC, is in material compliance with the applicable provisions of ERISA and the Code, and the Company, its Subsidiaries, and POC have filed all reports required to be filed with respect to each such Plan by ERISA and the Code. The Company, its Subsidiaries, and POC have met all requirements with respect to funding the Plans, including each Multiemployer Plan, imposed by ERISA and the Code. The Company, its Subsidiaries, or POC do not have any Plan under which the actuarial value of the Plan's benefits exceeds the value of the Plan's assets allocable to such benefits as of September 30, 1994. Since the ef-fective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Plan or Multiemployer Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to the Property of the Company, any of its Subsidiaries or POC. Since the effective date of ERISA, no Reportable Event which may constitute grounds for the termination of any Plan or Multiemployer Plan, has occurred and no Plan or Multiemployer Plan has been terminated in whole or in part.

     5.14.     Governmental Body Approvals.

          No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Body or any other Person (except for those which have been obtained, made or given and those which will be obtained, made or given prior to the making of the Loans) is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement and the Notes or is required as a condition to the validity or enforceability of this Agreement or the Notes. No provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Body will prevent the execution, delivery or performance of, or affect the validity of, this Agreement or the Notes.

     5.15.     Governmental Regulations.

          Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, and neither the Company nor any Subsidiary is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under this Agreement and the Notes, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.16.     Environmental Matters.

          Except as disclosed in writing to the Agent and the Banks, neither the Company nor any Subsidiary (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, Property, operations or condition (financial or otherwise) of the Company or any Subsidiary (as used in this paragraph 5.16 only, a "Material Adverse Effect") arising in connection with: (a) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health and safety statutes and regulations or (b) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of the Company, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Company or any Subsidiary is or may be li-able which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that the Company or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA") or any analogous state law for which the Company or any Subsidiary is or may be liable which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary is in compliance in all material respects with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law.


  6. [Intentionally Omitted].

  7. CONDITIONS OF LENDING - LETTERS OF CREDIT.

     The obligation of BNY to issue any Letter of Credit is subject to the satisfaction of the condition precedent that BNY shall have received, on or before the date of issuance of such Letter of Credit, the following items in form and substance satisfactory to BNY and its counsel and each Bank and its counsel:

     7.1. L/C Application.

          An L/C Application requesting the issuance of such Letter of Credit and a related letter of credit agreement, each executed by a duly authorized officer of the Company;

     7.2. Fees.

          Payment of the fees payable under paragraph 3.7.

  8. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT.

     The obligations of the Banks to make all Loans and of BNY to issue Letters of Credit are subject to the fulfillment of the following conditions precedent:

     8.1. Compliance.

          On each Borrowing Date after giving effect to the Loans to be made or the Letters of Credit to be issued, as the case may be, on such date (a) the Company shall be in compliance with all of the terms, covenants and conditions of this Agreement, (b) there shall exist no Event of Default, and (c) the representations and warranties contained in this Agreement or otherwise in writing made by the Company in connection herewith shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date and the Agent shall have received a certificate, dated such Borrowing Date and signed on behalf of the Company by a duly authorized officer of the Company, to the same effect as all of the foregoing matters, except for such matters relating thereto as are expressly requested by the Company in the Borrowing Request and agreed to by the Agent and the Required Banks.

     8.2. Loan Closings.

          All documents required by Paragraphs 7 and 8 of this Agreement to be executed and/or delivered to the Agent on or before the applicable Borrowing Date shall have been executed and delivered at the office of the Agent set forth in paragraph 13.1 on or before such Borrowing Date.

     8.3. Approval of Counsel.

          All legal matters in connection with the making of each Loan shall be satisfactory to such counsel with whom the Agent and the Required Banks may deem it necessary to consult.

     8.4. Representations.

          The representations and warranties made by the Company in any document or in any certificate, document or financial or other state-ment furnished at any time under or in connection therewith shall, to the best of the Company's knowledge after due inquiry, be true and correct on and as of the Borrowing Date for such Loan or the date of such issuance of such Letter of Credit, as the case may be, as if made on and as of such date.

     8.5. No Event of Default.

          To the best of the Company's knowledge after due inquiry, no Event of Default shall have occurred and be continuing on the Borrowing Date of such Loan or the date of issuance of such Letter of Credit, as the case may be, or after giving effect to the Loan or Loans made on such Borrowing Date or the Letter of Credit issued on such date.

     8.6. Borrowing Request.

          The Agent shall have received telephonic notice from the Company in accordance with paragraph 2.2(a), which notice shall have been confirmed in writing by the delivery by the Company to the Agent of a Borrowing Request.

     8.7. Other Documents.

          The Agent shall have received such other documents as the Agent or any Bank shall reasonably require.

          Each borrowing by the Company hereunder or request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Company hereunder as of the date of such borrowing or request that the conditions in paragraphs 8.4 and 8.5 have been satisfied.


   9.     AFFIRMATIVE COVENANTS

     The Company covenants and agrees that on and after the Closing Date until the later of the termination of the Aggregate Commitments or the payment in full of the Notes and the performance by the Company of all other obligations of the Company hereunder, unless the Agent shall otherwise consent in writing as provided in Paragraph 14, the Company will:

     9.1. Corporate Existence.

     Maintain and cause its Subsidiaries to maintain their corporate or non-corporate existence, as the case may be, in good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the character of the Property owned or leased by it therein or the transaction of its business makes such qualification necessary, except in the case of any Subsidiary where the failure so to maintain or qualify would not have a material adverse effect on the financial condition, Property or operations of the Company or POC.

     9.2. Taxes.

          Pay and discharge, and cause its Subsidiaries to pay and discharge, when due all taxes, assessments and governmental charges and levies upon the Company and its Subsidiaries, and upon the income, profits and Property of the Company and its Subsidiaries, which if unpaid might have a material adverse effect on the financial condi-tion, Property or operations of the Company or become a Lien not per-mitted under paragraph 10.3, unless and to the extent only that such taxes, assessments, charges and levies (a) shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or POC, provided that such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made therefor, or (b) are not in the aggregate material to the financial condition, Property or operations of the Company or POC.

     9.3. Insurance.

          Maintain, and cause its Subsidiaries to maintain, insurance on its Property against such risks and in such amounts as is customarily maintained by similar businesses, including, without limitation, public liability, workers' compensation and employee fidelity insurance, and file with the Agent within a reasonable time after its request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insured thereunder, the amounts and rates of insurance, the dates of expiration thereof and risks covered thereby, together with a certificate of a duly authorized officer of the Company certifying that, in the opinion of the management of the Company such insurance is in full force and effect, is adequate in nature and amount, and complies with the obligations of the Company under this paragraph 9.3.

     9.4. Payment of Indebtedness and Performance of Obligations.

          Pay and discharge promptly and cause its Subsidiaries to pay and discharge promptly all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might
  (a) have a material adverse effect on the financial condition, Property or operations of the Company, or (b) become a Lien not permitted by paragraph 10.3, provided that the Company shall not be required to pay and discharge or cause to be paid and discharged any such Indebtedness, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate proceedings diligently and prudently conducted by the Company or any of its Subsidiaries, and further provided that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

     9.5. Condition of Property.

          At all times, maintain, protect and keep in good repair, working order and condition, and cause its Subsidiaries to maintain, protect and keep in good repair, working order and condition all Property material to the business of the Company and its Subsidiaries.

     9.6. Observance of Legal Requirements.

          Observe and comply in all material respects and cause its Subsidiaries to observe and comply in all material respects with all applicable laws (including ERISA, if applicable), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Bodies, which now or at any time hereafter may be applicable to the Company, a violation of which might have a material adverse effect on the financial condition, Property or operations of the Company and POC, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or any of its Subsidiaries, provided that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

     9.7. Working Capital.

          At all times maintain a ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities minus Indebtedness for Borrowed Money of the Company incurred pursuant to this Agreement and minus Money Market Indebtedness of the Company, of not less than 1.0:1.0.

     9.8. Financial Statements and Other Information.

          Furnish to the Agent and the Banks:

          (a) as soon as available, but in no event more than 120 days after the close of each fiscal year of the Company, audited financial statements of the Company and POC, prepared in accordance with GAAP and accompanied by an opinion with respect thereto of the Accountants;

          (b) as soon as available, but in no event more than 60 days after the close of each quarter (except the last quarter) of each fiscal year of the Company and POC quarterly unaudited consolidated statements of the Company and POC, statements of changes in the financial position of the Company and POC and Subsidiaries as of and through the end of such quarter, together with a certificate signed on behalf of the Company by a senior financial officer of the Company to the effect that having read this Agreement, and based upon an examination which in the opinion of such officer was sufficient to enable such officer to make an informed statement, (i) such statements fairly present the financial position and results of the operations of the Company and POC to the best of such officer's knowledge, and (ii) nothing came to such officer's attention which caused such officer to believe that an Event of Default has occurred, or if an Event of Default has occurred, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto;

          (c) as soon as available, but in no event more than 60 days after the close of each of the three interim fiscal quarters and within 120 days of the close of each fiscal year of the Company and POC, quarterly compliance reports which shall set forth such information and computations as shall be necessary to show continuing compliance or lack thereof with the provisions of paragraphs 9.7, 10.1, 10.2, 10.4, 10.6, 10.10, 10.12, 10.14 and 10.15;

          (d) Upon the request of the Required Banks, with the delivery of the Consolidated financial statements required by (a) above, a written statement of the Accountants to the effect that they have read this Agreement and the Notes, and that in making the audit necessary to give its opinion with respect to said financial statements, they have obtained no knowledge of the occurrence of an Event of Default, or if so, stating the facts with respect thereto and whether the same has been cured prior to the date of such written statement;

          (e) prompt notice if: (i) any obligation of the Company (other than its obligations under this Agreement or the Notes) for the payment of any Indebtedness for Borrowed Money in excess of $100,000 is not paid when due or within any grace period for the payment thereof or is declared or shall become due and payable prior to its stated maturity, or (ii) in the case of Indebtedness for Borrowed Money of the Company exceeding $100,000 in the aggregate, the holder of any note (other than the Notes) or other evidence of Indebtedness of the Company, or certificate or security evidencing any such obligation has the right to declare such Indebtedness for Borrowed Money due and payable prior to its stated maturity, or (iii) to the knowledge of the officers of the Company or POC there shall occur and be continuing an event which constitutes, or which with the giving of notice or the lapse of time, or both, would constitute, an event of default under any such agreement (including this Agreement);

          (f) prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Company or POC a party to any proceeding before any Governmental Body which might have a material adverse effect on the financial condition, Property or operations of the Company or POC, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order,
  (ii) any lapse or other termination of any license, permit or other authorization issued to the Company or POC by any Governmental Body, which lapse or other termination might have a material adverse effect on the financial condition, Property or operations of the Company or POC, (iii) any refusal by any Governmental Body to renew or extend any such material license, permit or authorization, and (iv) any claim or demand on the Company or any Subsidiary by any Governmental Body or Person which might have a material adverse effect on the financial condition, Property or operations of the Company or POC;

          (g)  prompt written notice in the event, if applicable, that
  (i) the Company or POC shall fail to make any payments when due and payable under any Plan or Multiemployer Plan, or (ii) the Company or POC shall receive notice from the Internal Revenue Service or the Department of Labor that the Company or POC shall have failed to meet the minimum funding requirements of any Plan or Multiemployer Plan, including therewith a copy of such notice;

          (h) if applicable, copies of any request for a waiver of the funding standards or an extension of the amortization periods required by Sections 303 and 304 of ERISA, or Section 412 of the Code, promptly after any such request is submitted to the Department of Labor or the Internal Revenue Service;

          (i) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company and POC to its shareholders, and all regular, periodic or special reports or other material filed with or delivered by the Company and POC to any securities exchange or the Securities and Exchange Commission, or any other Governmental Body succeeding to the functions thereof, including but not limited to, all Form 10-K and 10-Q Reports; and

          (j) such other information and reports relating to the present or future financial condition, operations, plans and projections of the Company or POC as the Agent or any Bank at any time or from time to time may reasonably request.

     9.9. Inspection.

          Permit representatives of the Agent or any Bank to visit the offices of the Company accompanied by an officer of the Company, to examine the books and records thereof and to make copies or extracts therefrom, and to discuss the affairs of the Company and POC with the officers, including the financial officers, thereof, at reasonable times and at reasonable intervals.


  10.     NEGATIVE COVENANTS.

     The Company covenants and agrees that from the Closing Date until the payment in full of the Notes and the performance by the Company of all other obligations of the Company hereunder, unless the Agent shall otherwise consent in writing as provided in Paragraph 14, the Company and its Subsidiaries on a Consolidated basis will not:

     10.1.     [Intentionally Omitted].

     10.2.     Subsidiary Indebtedness.

          Permit any Subsidiary to create, incur, assume or become liable in any manner for any Indebtedness, except (a) Indebtedness for Borrowed Money of such Subsidiary owed to the Company, (b) Indebtedness of such Subsidiary secured by a Lien permitted under paragraph 10.3(d), and (c) Indebtedness of such Subsidiary incurred in connection with projects undertaken by such Subsidiary in the ordinary course of its business, provided that recourse in respect of such Indebtedness is limited solely to the assets consisting of such projects and the revenues generated thereby and approved by the Banks.

     10.3.     Liens.

          Create, incur, assume or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or permit any Subsidiary so to do, except (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations incurred in the ordinary course of business (which phrase shall not be construed to refer to ERISA), provided that the obligations secured thereby, to the extent past due, are being contested in good faith and by appropriate proceedings diligently and prudently conducted, (b) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (c) mechanics', workmen's, materialman's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or, to the extent past due, which are being contested in good faith and by appropriate proceedings diligently and prudently conducted, (d) Liens on any Property hereafter acquired existing at the time of such acquisition or created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the pur-chase price thereof, provided that each such Lien shall attach only to the Property so acquired and the fixed improvements thereon, (e) Liens for taxes, assessments or similar charges incurred in the ordinary course of business not delinquent or being contested in accordance with paragraph 9.2, (f) Liens in respect of judgments or awards in respect of which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, and in respect of which adequate reserves shall have been established on the books of the Company, (g) statutory Liens in favor of lessors arising in con-nection with Property leased to the Company, (h) Liens created by or arising under this Agreement, (i) Liens in respect of attachments which are discharged within 60 days after entry, or which have been bonded and are being contested in good faith and by appropriate proceedings diligently and prudently conducted, provided that no such Lien exceeds $2,000,000, extensions or renewals of any Liens permitted by this paragraph 10.3 in respect of all or a part of the Property theretofore subject thereto.

     10.4.     Investments, Loans, etc.

          At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit (other than credit extended in connection with the sale of insurance and services) to, or make any other in-vestment, whether by way of capital contribution or otherwise, in or with any Person (all of which are sometimes hereinafter referred to as "Investments"), except (a) Investments in the capital Stock of Subsidiaries, (b) Investments permitted under paragraph 10.2, (c) Investments in short-term cash equivalents, (d) Investments in Persons which, immediately after giving effect thereto, would become Subsidiaries, and (e) Investments (other than those permitted under clauses (a), (b), (c) and (d) above) in Persons in an aggregate amount not to exceed at any one time outstanding $5,000,000 for all such Persons, provided that immediately before and after giving effect to any Investment permitted under clauses (b), (d) and (e) above, no Event of Default has occurred or will occur.

     10.5.     Mergers, Acquisitions, etc.

          Make any Investment (other than Investments permitted under paragraph 10.4) or merge or consolidate with, or acquire all or substantially all of the Property of, any Person, or permit any Subsidiary so to do, unless:

          (a)(i)           in connection with any such merger or
  consolidation with a Subsidiary of the Company or POC, (ii) the Company is the surviving corporation to such merger or consolidation and (iii) after giving effect to such merger or consolidation no Event of Default exists; or

          (b)(i)           in connection with any such merger or
  consolidation with any other Person, (ii) the Company is the surviving corporation to such merger or consolidation, and (iii) after giving effect to such merger or consolidation no Event of Default exists.

     10.6.     Contingent Liabilities.

          Directly or indirectly, contingently or otherwise, assume, guarantee, indorse with recourse, agree to purchase or otherwise become or remain liable with respect to any Indebtedness, obligation, or performance of any Person, except for (i) the indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) Indebtedness with respect to the Letters of Credit and (iii) interest rate swap, cap or other forms of interest rate hedging arrangements, in a notional amount not greater than $25,000,000.

     10.7.     Sale of Assets.

          Sell, lease or otherwise dispose of any of its assets, or permit any of its Subsidiaries so to do, having an aggregate book value in excess of $25,000,000 for any 12 month period.

     10.8.     Fundamental Business Changes.

          Engage in any material adverse change or fundamental business change, or permit any of its Subsidiaries so to do, not reasonably related to the scope of the business of the Company or POC or such Subsidiary as of the Closing Date.

     10.9.     Compliance with ERISA.

          If applicable, (i) terminate, or permit any member of a Commonly Controlled Entity to terminate, any Plan which would result in any liability of the Company or POC, or any member of a Commonly Controlled Entity to the PBGC, or (ii) permit the occurrence of any Reportable Event or any other event or condition which presents a risk of such a termination by the PBGC of any Plan, or (iii) withdraw or effect a partial withdrawal from a Multiemployer Plan, or permit any member of a Commonly Controlled Entity which is an employer under such a Multiemployer Plan so to do, if such withdrawal would result in such withdrawing employer incurring any withdrawal liability.

     10.10.    Capital Expenditures.

          Permit aggregate capital expenditures of the Company and its Subsidiaries relating to assets included under the heading "Oil and Gas Operations" on the Financial Statements to exceed $15,000,000 for any fiscal year of the Company.

     10.11.    Payments on the Intercompany Debt and Amendments with
  Respect Thereto.

          Make any payments in respect of the Intercompany Debt except that the Company may pay interest when due thereon in accordance with the original terms thereof and principal payments thereon, which principal payments are not in excess of $2,500,000 per annum, provided that, immediately prior and after giving effect thereto, no Event of Default would exist.

     10.12.    Dividends and Purchase of Stock.

          Declare or pay any dividends (payable in cash or otherwise other than dividends payable in Stock) or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of its Stock, except for dividends the aggregate amount of which, per fiscal year, are not in excess of 50% of the Company's Consolidated Net Income for the immediately preceding fiscal year, provided that at the time of the payment of such dividends no Event of Default would exist.

     10.13.    Cash Flow Coverage.

          Permit at any time, the aggregate outstanding principal balance of all Indebtedness for Borrowed Money and liabilities with respect to letters of credit (including, without limitation, the Letters of Credit) of the Company and its Subsidiaries to exceed the difference between (x) 200% of the Consolidated Cash Flow of the Company for the preceding four fiscal quarters and (y) the sum of all payments made by the Company with respect to the Intercompany Debt during such preceding four fiscal quarters, unless the Company shall have prepaid the Notes in accordance with paragraph 2.5(a).

     10.14.    Long Term Debt to Tangible Net Worth.

          Permit the ratio of its Consolidated Indebtedness for Borrowed Money (excluding Intercompany Debt) plus Consolidated deferred taxes to Consolidated Tangible Net Worth plus Intercompany Debt to exceed 0.70:1.00.

     10.15.    [Intentionally Omitted].


  11.     EVENTS OF DEFAULT.

     The following shall each constitute an Event of Default hereunder:

          (a) the Company shall fail to pay the principal balance on any of the Notes at Maturity; or

          (b) the Company shall fail to make payment of interest on any of the Notes or of the Commitment Fee when due and payable and such failure shall continue unremedied for a period of three Business Days after the same shall become due; or

          (c) the Company shall fail to make any other payment hereunder within three Business Days after receipt by the Company of written notice from any Bank that such payment is due and payable; or

          (d) the Company shall fail to observe or perform any covenant or agreement contained in paragraph 9.7 or Paragraph 10 (other than paragraph 10.13); or

          (e) the Company shall fail to observe or perform any covenant or agreement contained in paragraph 10.13 and such failure shall have continued unremedied for a period of 10 days after the earlier of discovery by the Company or written notice, specifying such failure and requiring it to be remedied, shall have been given to the Company by the Agent or any Bank; or

          (f) the Company shall fail to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days after the earlier of discovery by the Company or written notice, specifying such failure and requiring it to be remedied, shall have been given to the Company by the Agent; or

          (g) any representation or warranty made herein or in any certificate, report, or notice delivered or to be delivered by the Company or POC pursuant hereto, shall prove to have been incorrect in any material respect when made; or

          (h) any obligation of the Company (other than its obligations under this Agreement, the Notes, and any Letter of Credit) whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness for Borrowed Money in excess of $500,000, including any cross-defaults with respect to Indebtedness for Borrowed Money of the Company or POC or any Subsidiary (i) shall become or shall be declared to be due and payable prior to its stated maturity, or (ii) shall not be paid when due or within any grace period for the payment thereof, or, in the case of Indebtedness for Borrowed Money exceeding $2,500,000 in the aggregate, the holder of such obligation shall have the right to declare the Indebtedness for Borrowed Money evidenced thereby due and payable prior to its stated maturity; or

          (i) the Company, any material Subsidiary of the Company, or POC shall (i) make an assignment for the benefit of creditors, (ii) admit in writing its inability to pay its debts as they become due or generally fail to pay its debts as they become due, (iii) file a voluntary petition in bankruptcy, (iv) become insolvent (however such insolvency shall be evidenced), (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, re-adjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction,
  (vi) petition or apply to any tribunal for any trustee, receiver, custodian, liquidator or fiscal agent for any substantial part of its Property, (vii) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it or of any order, judgment or decree approving such petition in any such proceeding, (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, (x) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Company, any material Subsidiary, or POC or (xi) suspend or discontinue its business (except as otherwise expressly permitted herein); or

          (j) an order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Company, any material Subsidiary of the Company, or POC a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Company, any material Subsidiary of the Company, or POC under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a trustee, receiver, custodian, liquidator, or fiscal agent (or other similar official) of the Company, any material Subsidiary of the Company, or POC or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Company, any material Subsidiary of the Company, or POC; or

          (k) any judgment or decree against the Company or any Subsidiary for an amount in excess of $3,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

          (l) any fact or circumstance, including, without limitation, any Reportable Event, which constitutes grounds for the termination of any Plan by the PBGC or for the appointment of a trustee to administer any Plan, if any, shall have occurred and be continuing for a period of 30 days; or

          (m)  the failure of POC to own 100% of the Company.

     Upon the occurrence and during the continuance of an Event of Default under this Paragraph 11, the Agent, upon the request of the Banks, shall notify the Company that the Aggregate Commitments have been terminated and that the unpaid principal balance of the Notes, all accrued interest thereon and all other amounts owing under this Agreement are immediately due and payable, provided that upon the occurrence of an event specified in paragraphs 11(i) or 11(j), the Aggregate Commitments shall automatically terminate and the Notes (with accrued interest thereon) and all other amounts owing under this Agreement shall become immediately due and payable without notice to the Company. Except for any notice expressly provided for in this Paragraph 11, the Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Company hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or the Notes.

     In the event that the Aggregate Commitments shall have been terminated and the Notes, all accrued interest thereon and all other amounts owing under this Agreement shall have been declared due and payable pursuant to the provisions of Paragraph 11, the Banks agree, by and among themselves, that any funds received after such declaration from or on behalf of the Company by the Agent or any of the Banks shall be remitted to the Agent if received by any Bank, and shall be applied by the Agent in payment of the Loans in the following manner and order: (i) First, to reimburse the Agent and the Banks for any expenses due from the Company pursuant to the provisions of paragraph 16.1; (ii) Second, to the payment, pro rata according to the Aggregate Commitments, of the Commitment Fee accrued pursuant to the provisions of paragraph 2.7; (iii) Third, to the payment, pro rata according to the aggregate outstanding principal balance of the Notes, of interest due on the Notes; (iv) Fourth, to the payment, pro rata according to the aggregate outstanding principal balance of the Notes, of principal outstanding on the Notes; and (v) Fifth, to the payment of all other amounts due hereunder.

     In the event that the unpaid principal balance of the Notes, all accrued interest thereon and all other amounts owing under this Agreement shall have been declared due and payable pursuant to the provisions of this Paragraph 11, the Agent may, and, upon (i) the request of the Required Banks and (ii) the providing by all of the Banks to the Agent of an indemnity in form and substance satisfactory to the Agent in accordance with paragraph 12.3 against all expenses and liabilities, shall, proceed to enforce the rights of the holders of the Notes by suit in equity, action at law and/or other appropri-ate proceedings, whether for payment or the specific performance of any covenant or agreement contained in this Agreement or the Notes. The Agent shall be justified in failing or refusing to take any action hereunder and under the Notes unless it shall be indemnified to its satisfaction by the Banks pro rata according to the aggregate outstanding principal balance of the Notes against any and all liabilities and expenses which may be incurred by it by reason of taking or continuing to take any such action. In the event that the Agent, having been so indemnified or not being indemnified to its satisfaction, shall fail or refuse so to proceed, any Bank shall be entitled to take such action as it shall deem appropriate to enforce its rights hereunder and under its Notes, with the consent of the Banks, it being understood and intended that no one or more of the holders of the Notes shall have any right to enforce payment thereof except as provided in Paragraphs 11 and 14.


  12.     THE AGENT.

     The Banks and the Agent agree by and among themselves that:

     12.1.     Appointment.

          BNY is hereby irrevocably designated the Agent by each of the other Banks to perform such duties on behalf of the other Banks and itself, and to have such powers, as are set forth herein and as are reasonably incidental thereto.

     12.2.     Delegation of Duties, etc.

          The Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees, and shall be entitled to consult with legal counsel and any accountant or other professional selected by them. Any action taken or omitted to be taken or suffered in good faith by the Agent in accordance with the opinion of such counsel or accountant or other professional shall be full justification and protection to it.

     12.3.     Indemnification.

          The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company, pro rata according to the Aggregate Commitments as of the Closing Date, from and against any and all claims, liabilities, obligations, losses, damages, penal-ties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted to be taken or suffered in good faith by such Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful mis-conduct of the Agent. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly for its pro-rata share of any reasonable out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the Notes, to the extent that such Agent, having sought reimbursement for such expenses from the Company, is not promptly reimbursed by the Company. Any reference in any document executed in connection herewith to the Banks providing an indemnity in form and substance satisfactory to the Agent prior to such Agent taking any action thereunder shall be satisfied by the Banks executing an agreement confirming their agreement to promptly indemnify such Agent in accordance with this paragraph.


     12.4.     Exculpatory Provisions.

          Neither the Agent, nor any of its officers, directors, employees or agents, shall be liable for any action taken or omitted to be taken or suffered by it or them hereunder or under the Notes or in connection herewith or therewith, except that the Agent shall be liable for its own gross negligence or wilful misconduct. The Agent shall not be liable in any manner for the effectiveness, en-forceability, collectability, genuineness, validity or the due execution of this Agreement or the Notes, or for the due au-thorization, authenticity or accuracy of the representations and warranties contained herein or in any other certificate, report, notice, consent, opinion, statement, or other document furnished or to be furnished hereunder, and the Agent shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. The Agent shall not be under any duty or responsibility to any Bank to ascertain or to inquire into the performance or observance by the Company of any of the provisions hereof or of the Notes or of any document executed and delivered in connection herewith or therewith. Each Bank expressly acknowledges that the Agent has not made any representations or warranties to it and that no act taken by the Agent shall be deemed to constitute any representation or warranty of such Agent to any such Bank. Each Bank acknowledges that it has taken and will continue to take such action and has made and will continue to make such investigation as it deems necessary to inform itself of the affairs of the Company and each Bank acknowledges that it has made and will continue to make its own independent investigation of the credit worthiness and the business and operations of the Company and that, in entering into this Agreement, and in agreeing to make its Loans, it has not relied and will not rely upon any information or representations furnished or given by the Agent or any other Bank.

     12.5.     Agent in its Individual Capacity.

          With respect to its Loans and any renewals, extensions or deferrals of the payment thereof and any Note issued to or held by it, the Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise requires, include the Agent in its individual capacity.

     12.6.     Knowledge of Event of Default.

          It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing unless the officers of such Agent who are responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that an Event of Default has occurred and is continuing and specifying the nature thereof. In the event that the Agent shall have acquired actual knowledge of any Event of Default, it shall promptly give notice thereof to the Banks.

     12.7.     Resignation of Agent.

          If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Banks a written notification of its resignation as Agent under this Agreement, such resignation to be effective on the thirtieth day after the date of such notice. If the Agent shall have resigned hereunder, the Banks shall have the right to appoint a successor Agent who shall also be the Agent hereunder. If no successor Agent shall have been so appointed by the Banks and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then such retiring Agent may, on behalf of the Banks, appoint a successor Agent approved by the Company, which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from
  its duties and obligations under this  Agreement.   The Company and
  the Banks agree to execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Paragraph 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while an Agent (including the Agent) under this Agreement. If at any time hereunder there shall not be a duly appointed and acting Agent hereunder, the Company agrees to make each payment due hereunder and under the Notes directly to the Banks entitled thereto during such time.

     12.8.     Requests to the Agent.

          Whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks, the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Banks subject, however, to the provisions of Paragraph 14.


  13.     NOTICES.

     13.1.     Manner of Delivery.

          Except as otherwise specifically provided herein, all notices and demands shall be in writing and shall be mailed by certified mail return receipt requested or sent by telegram or delivered in person, and all statements, reports, documents, consents, waivers, certificates and other papers required to be delivered hereunder shall be mailed by first-class mail or delivered in person, in each case to the respective parties to this Agreement as follows:


          the Company:

               Production Operators, Inc.
               11302 Tanner Road
               Houston, Texas  77240
               Attention:  William S. Robinson, Jr.,
                           Treasurer
               Telephone: (713) 466-0980
               Telecopy:  (713) 896-2528


          the Agent:

               The Bank of New York, as Agent
               One Wall Street
               New York, New York 10286
               Attention:  Raymond J. Palmer,
                           Vice President
               Telephone: (212) 635-7834
               Telecopy:  (212) 635-7923

               with a copy to:

               The Bank of New York, as Agent
               One Wall Street
               New York, New York 10286
               Attention:  Kalyani Bose,
                           Agency Function Administrator
               Telephone: (212) 635-4693
               Telecopy:  (212) 635-6365


          the Banks:

               The Bank of New York
               One Wall Street
               New York, New York 10286
               Attention:  Raymond J. Palmer,
                           Vice President
               Telephone: (212) 635-7834
               Telecopy:  (212) 635-7923

               with a copy to:

               The Bank of New York
               One Wall Street
               New York, New York 10286
               Attention:  Kalyani Bose,
                           Agency Function Administrator
               Telephone: (212) 635-4693
               Telecopy:  (212) 635-6365

               The First National Bank of Chicago
               1100 Louisiana, Suite 3200
               Houston, Texas  77002
               Attention:  Helen A. Carr,
                                   Vice President
               Telephone:  (713) 654-7335
               Telecopy:   (713) 658-7370

               with a copy to:

               First National Bank of Chicago
               One First National Plaza
               Suite 0363, 10th Floor
               Chicago, Illinois 60670
               Attention:  Michelle Alberico,
                                   Loan Administrator
               Telephone:  (312) 732-2651
               Telecopy:   (312) 732-3055


  or to such other Person or address as a party hereto shall designate to the other parties hereto from time to time in writing forwarded in like manner. Any notice or demand given in accordance with the provisions of this paragraph 13.1 shall be effective when received and any consent, waiver or other communication given in accordance with the provisions of this paragraph 13.1 shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at its address specified above or, if sent by first class mail, on the third Business Day after the day when deposited in the mail, postage prepaid, and addressed to such party at such address, provided that a notice of change of address shall be deemed to be effective when actually received.

     13.2.     Distribution of Copies.

          Whenever the Company is required to deliver any statement, report, document, certificate or other paper to the Agent, the Company shall simultaneously deliver a copy thereof to each Bank.

     13.3.     Notices by the Agent or a Bank.

          In the event that the Agent or any Bank takes any action or gives any consent or notice provided for by this Agreement, notice of such action, consent or notice shall be given forthwith to all the Banks by such Agent or the Bank taking such action or giving such consent or notice, provided that the failure to give any such notice shall not invalidate any such action, consent or notice in respect of the Company.


  14.     AMENDMENTS REQUIRED, WAIVERS AND CONSENTS.

     With the written consent of the Required Banks, the Agent shall, subject to the provisions of this Paragraph 14, from time to time enter into agreements amendatory or supplemental hereto with the Company for the purpose of changing any provisions of this Agreement or the Notes, or changing in any manner the rights of the Banks, the Agent or the Company hereunder and thereunder, or waiving compliance with any provision of this Agreement or consenting to the non-compliance thereof, provided, however, that no such amendment, supplement, modification, waiver or consent shall (i) increase the Commitments of any Bank, (ii) change the maturity date of any Note,
  (iii) change the rate of interest of, extend the time or manner of payment of, or increase or forgive the principal amount of any Note,
  (iv) decrease the Commitment Fee or Letter of Credit Fee or extend the time of payment thereof or (v) change the provisions of this Paragraph 14 or the definition of Required Banks without the consent of all of the Banks; and provided further that no such amendment, supplement, modification, waiver or consent shall amend, modify or waive any provision of Paragraph 12 or otherwise change any of the rights or obligations of the Agent under this Agreement and the Notes without the written consent of the Agent. Any such amendatory or supplemental agreement, waiver or consent shall apply equally to each of the Banks and shall be binding on the Company and all of the Banks and the Agent. Any waiver or consent shall be for such period and subject to such conditions or limitations as shall be specified therein, but no waiver or consent shall extend to any subsequent or other Event of Default, or impair any right or remedy consequent thereupon. In the case of any waiver or consent, the rights of the Company, the Banks and the Agent under this Agreement and the Notes shall be otherwise unaffected. The Company shall be entitled to rely upon the provisions of any such amendatory or supplemental agreement, waiver or consent if it shall have obtained any of the same in writing from the Agent who therein shall have represented that such agreement, waiver or consent has been authorized in accordance with the provi-sions of this Paragraph 14.

  15.     OTHER PROVISIONS.

     15.1.     No Waiver of Rights by the Banks.

          No failure on the part of the Agent or of any Bank to exercise, and no delay in exercising, any right or remedy hereunder or under the Notes shall operate as a waiver thereof, except as provided in Paragraph 14, nor shall any single or partial exercise by the Agent or any Bank of any right, remedy or power hereunder or under the Notes shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. The rights, remedies and powers provided herein and in the Notes are cumulative and not exclusive of any other rights, remedies or powers which the Agent or the Banks or any holder of a Note would otherwise have. Notice to or demand on the Company in any circumstance in which the terms of this Agreement or the Notes do not require notice or demand to be given shall not entitle the Company to any other or further notice or demand in simi-lar or other circumstances or constitute a waiver of the rights of either the Agent or any Bank or the holder of any Note to take any other or further action in any circumstances without notice or demand.

     15.2.     Headings, Plurals.

          Paragraph and subparagraph headings have been inserted herein for convenience only and shall not be construed to be a part of this Agreement. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

     15.3.     Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart.

     15.4.     Severability.

          Every provision of this Agreement and the Notes is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     15.5.     Integration.

          All exhibits to this Agreement shall be deemed to be a part of this Agreement. This Agreement, the exhibits hereto, the Notes, the Agreement to Amend and Restate and the fee letter, dated June 2, 1995, between BNY and the Borrower, embody the entire agreement and understanding between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof.

     15.6. Successors and Assigns; Assignments and Participations; Survival of Representations and Warranties.

          This Agreement shall be binding upon and inure to the benefit of the Banks, the Agent and the Company and their respective successors and assigns, provided, however, that the Company may not assign or otherwise dispose of any of its rights hereunder. No Bank shall sell, assign, pledge (other than a pledge in the ordinary course of its banking business), grant participation interests in (other than participations granted to banks or other financial institutions, provided that the rights of any holder of any such participation shall be limited to the right to consent to any action taken or omitted to be taken by such Bank under this Agreement which would increase the Commitment of such Bank, reduce the Commitment Fee or the interest rate payable on the Notes, extend the maturity date of the Notes or postpone the payment or scheduled due dates for payments of principal, interest, Commitment Fees and Letter of Credit Fees) or otherwise dispose of its Note or any portion thereof, or any of its rights or obligations hereunder, without the consent of the other Banks and the Company, which consent shall not be unreasonably withheld, or seek to enforce its rights hereunder and under its Note without the consent of the Required Banks. All covenants, agreements, warranties and repre-sentations made herein, and in all certificates or other documents delivered in connection with this Agreement by or on behalf of the Company shall survive the execution and delivery hereof and thereof, and all such covenants, agreements, representations and warranties shall inure to the respective successors and assigns of the Banks and the Agent whether or not so expressed.

     15.7.     GOVERNING LAW.

          THIS AGREEMENT AND THE NOTES ARE BEING DELIVERED IN AND ARE INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE
  CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     15.8.     Interest.

          At no time shall the interest rate payable on the Notes, together with the Commitment Fee and other amounts, and to the extent the Commitment Fee and such other amounts are construed to constitute interest, exceed the maximum rate of interest permitted by law, and in the event the Banks ever receive, collect, or apply as interest any amount which would be excessive interest, such amount shall be deemed a partial prepayment of principal under the Notes and treated as such; and, if the principal under the Notes has been paid in full, any remaining excess shall forthwith be paid to the Company. The Company acknowledges that to the extent interest payable on the Notes is based on the Agents' Prime Rate, such Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest payable on the Notes on the Agent's Prime Rate, the Banks have not committed to charge, and the Company has not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

     15.9.     Accounting Terms and Principles.

          All accounting terms not herein defined by being capitalized shall be interpreted in accordance with GAAP, unless the context otherwise expressly requires.

     15.10.    Service of Process.

          Process may be served in any action by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company set forth in paragraph 13.1, or to any other address of which the Company shall have given written notice to the Agent. The Company hereby agrees that such service (a) shall be deemed in every respect effective service of process upon it in any such action and (b) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     15.11.    No Limitation on Service or Suit.

          Nothing in this Agreement or any other document delivered in connection herewith shall affect the right of the Agent or any Bank to serve process in any manner permitted by law or limit the right of the Agent or any Bank to bring any such action against the Company, in the courts of any jurisdiction or jurisdictions.


  16.     OTHER OBLIGATIONS OF THE COMPANY.

     16.1.     Expenses of the Agent; Indemnification.

          Expenses. Upon the Closing Date, the Company agrees to pay the reasonable out-of-pocket expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent and, without limitation, Special Counsel) in connection with the preparation, negotiation, reproduction, execution, and delivery of this Agreement, and the Notes and the other exhibits annexed hereto and any modifica-tions, waivers, consents or amendments hereto and thereto, and the Company further agrees to pay the reasonable out-of-pocket expenses of the Agent and each Bank (including the reasonable fees and expenses of their respective counsel) incurred in connection with the administra-tion, interpretation or enforcement of any provision of this Agreement or collection under the Notes whether or not suit is instituted.

          Indemnification. The Company agrees to indemnify and hold harmless the Agent and each Bank and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, dam-age or expense (including the reasonable fees and out-of-pocket expenses of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evi-dence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (a) any untrue statement or alleged untrue statement of any material fact of the Company or any Subsidiary in any document or schedule executed or filed with the Securities and Exchange Commission or any other Governmental Body by or on behalf of the Company or any Subsidiary ;
  (b) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (c) any acts, practices or omissions or alleged acts, practices or omissions of the Company or any Subsidiary or its agents relating to the use of the proceeds of any or all bor-rowings made by the Company which are alleged to be in violation of paragraph 2.6, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (d) any acquisition or proposed acquisition by the Company or any Subsidiary of all or a portion of the Stock, or all or a por-tion of the assets, of any Person whether or not such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Company to each Indemnified Person hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Commitments and the payment of all indebtedness of the Company hereunder and under the Notes, provided that the Company shall have no obligation under this paragraph to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court to have resulted primarily from the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                     PRODUCTION OPERATORS, INC.

                                     By: /s/ William S. Robinson, Jr.
                                     Title: Treasurer and CFO


                                     THE BANK OF NEW YORK,
                                     Individually and as Agent

                                     By: /s/ Raymond J. Palmer
                                     Title: Vice President


                                     THE FIRST NATIONAL BANK
                                     OF CHICAGO

                                     By: Helen A. Carr
                                     Title: Attorney-in-Fact


                                 EXHIBIT A

                                COMMITMENTS



  BANK                                  COMMITMENT          PERCENTAGE

  THE BANK OF NEW YORK                  $30,000,000            60%


  THE FIRST NATIONAL BANK
  OF CHICAGO                            $20,000,000            40%

  AGGREGATE COMMITMENTS                 $50,000,000           100%


                                 EXHIBIT B

                               FORM OF NOTE



  $____________

  New York, New York
  ______________



     For value received, on the Termination Date, PRODUCTION OPERATORS, INC., a Florida corporation (the "Company"), hereby promises to pay to the order of ___________________ (the "Bank") at the office of The Bank of New York (the "Agent"), One Wall Street, New York, New York, in lawful money of the United States of America, the principal sum of $__________, or such lesser unpaid principal balance as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Note payable on the dates and at the rate or rates provided for in the Second Amended and Restated Credit Agreement, dated as of June 2, 1995, by and among the Company, the signatory Banks thereto and the Agent, as the same may be amended from time to time (the "Agreement"). In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

     The principal amount of each Loan made by the Bank and the amount of each prepayment made by the Company shall be recorded by the Bank on the schedule attached hereto. The aggregate unpaid principal balance of all Loans made by the Bank and set forth in such schedule shall be presumptive evidence of the principal balance owing and unpaid on this Note. The Bank may attach one or more continuations to such schedule as and when required.

     This Note is one of the Notes referred to in the Agreement and is entitled to the benefits, and is subject to the terms, set forth in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its Maturity is subject to acceleration upon the terms, set forth in the Agreement. All payments on this Note shall be made in funds immediately available in New York City, by 12:00 noon, New York City time, on the due date for such payment. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day the Maturity thereof shall be extended to the next Business Day and interest shall be payable at the rate or rates specified in the Agreement during such extension period.

     Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in Paragraph 11 of the Agreement.

     This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the State of New York without regard to principles of conflict of laws.

     This Note may be amended only by an instrument in writing executed pursuant to the provisions of Paragraph 14 of the Agreement.


                                             PRODUCTION OPERATORS, INC.



                                             By:
                                             Title:



  LOANS AND PAYMENTS OF PRINCIPAL



                         Amount of        Unpaid
          Amount of    Principal Paid   Principal    Notation
  Date       Loan        or Prepaid       Amount     Made by


                                 EXHIBIT C

                            LIST OF LITIGATION



                                   NONE



                                 EXHIBIT D

                         FORM OF BORROWING REQUEST



     ___________, 199_



  The Bank of New York,
    individually and as Agent
  One Wall Street
  New York, New York  10286
  Attention:  Raymond J. Palmer,
            Vice President


  The First National Bank of Chicago
  1100 Louisiana, Suite 3200
  Houston, Texas  77002
  Attention:  Helen A. Carr,
            Vice President

     Re: Second Amended and Restated Credit Agreement, dated as of June 2, 1995, by and among Production Operators, Inc., the signatory Banks thereto and The Bank of New York, as Agent (as the same may be amended, supplemented or modified from time to time, the "Agreement")


     Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

     Pursuant to paragraph 2.2(a) of the Agreement, the Company hereby gives notice of its intention to borrow funds in the amount of $___________ on _________________.

     Pursuant to paragraph 4.3 of the Agreement, the Company has elected to have the following portions of such borrowing subject to the Pricing Option(s) and Interest Period(s) set forth below:


          Pricing                                     Interest
          Option                Amount                 Period

  1.
  2.
  3.
  4.
  5.

     The Company hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby:

          (a) The Company is and shall be in compliance with all of the terms, covenants and conditions of the Agreement.

          (b) There exists and there shall exist no Event of Default under the Agreement.

          (c) The Company represents, warrants and covenants that the proceeds of such Loans will be used in accordance with paragraph 2.6.

          (d) The Company represents and warrants that each of the representations and warranties contained in the Agreement is and shall be true and correct in all material respects with the same force and effect as if made on and as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has caused this Borrowing Request and certification to be executed as of the date and year first written above.



     PRODUCTION OPERATORS, INC.



     By:

     Title:




                                 EXHIBIT E

                           LIST OF SUBSIDIARIES






                                              STATE OR COUNTRY OF
  NAME                                           INCORPORATION


  Kamlok Oil & Gas, Inc.                      Delaware

  Transmission Systems, Inc.                  Delaware

  TTV, Inc.                                   Texas

  Xtra Energy Corporation                     Texas

  POI Canada, Ltd. (Inactive)                 Canada

  Servicios Production Operators, C.A.        Venezuela

  Production Operators Argentina, S.A.        Argentina

  Production Operators Canada, Ltd.           Canada

  POI International, Inc.                     U.S. Virgin Islands

  SPOCA COLOMBIA                              Colombia